                                                                     Exhibit 2.1


                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                           CORINTHIAN COLLEGES, INC.,

                              CAREER CHOICES, INC.,

                     LOMBARD NORTH AMERICAN PARTNERS, L.P.,

                                 KENNETH YEARS,

                               ALEXANDER HEHMEYER,

                                  PAUL RERUCHA,

                                 NANCY RERUCHA,

                                 WALLACE WRIGHT,

                                   LANE HART,

                                HAMILTON OSWALD,

                                KIMBERLY LOTHYAN,

                                    GUY BELL,

                                   AMY KUNTZ,

                               MICHAEL SHERBOURNE,

                                  JOSEPH FILE,

                                  HOWARD JESSUP

                                       AND

                                 WILLIAM CALVERT



                                  June 9, 2003
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS; PURCHASE AND SALE.....................................................         1
        Section 1.1   Definitions............................................................         1
        Section 1.2   Stock Purchase and Sale................................................         9
        Section 1.3   Purchase Price Determination...........................................         9
        Section 1.4   Closing................................................................        12
        Section 1.5   Payment of Purchase Price..............................................        12
        Section 1.6   Buyer Contribution to the Capital of the Company.......................        14

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS.....................................        14
        Section 2.1   Ownership of Stock and Warrants........................................        14
        Section 2.2   Authority of Sellers...................................................        14
        Section 2.3   No Violation...........................................................        14
        Section 2.4   Consents and Approvals.................................................        14
        Section 2.5   Brokers', Finders' Fees, etc...........................................        15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................        15
        Section 3.1   Corporate Organization; Authorization..................................        15
        Section 3.2   No Violation...........................................................        15
        Section 3.3   Consents and Approvals of Governmental Authorities.....................        16
        Section 3.4   Capitalization.........................................................        16
        Section 3.5   Subsidiaries and Affiliates............................................        16
        Section 3.6   Financial Statements...................................................        17
        Section 3.7   Absence of Certain Changes.............................................        17
        Section 3.8   Title to Properties; Encumbrances......................................        18
        Section 3.9   Patents, Trademarks, Trade Names.......................................        18
        Section 3.10  Material Contracts.....................................................        19
        Section 3.11  Litigation; Compliance with Laws.......................................        20
        Section 3.12  Taxes..................................................................        21
        Section 3.13  Benefit Plans..........................................................        23
        Section 3.14  Employment Matters.....................................................        23
        Section 3.15  Environmental Matters..................................................        24
        Section 3.16  Brokers', Finders' Fees, etc...........................................        25
        Section 3.17  Affiliate Transactions.................................................        25
        Section 3.18  Insurance..............................................................        25
        Section 3.19  Compliance with Title IV Programs......................................        25
        Section 3.20  Educational Approvals..................................................        27
        Section 3.21  Recruitment; Admissions Procedures; Attendance; Reports................        28
        Section 3.22  Educational Agency and Governmental Approvals..........................        28
        Section 3.23  Regulatory Due Diligence...............................................        29
        Section 3.24  Knowledge of the Company...............................................        29
        Section 3.25  Condition and Sufficiency of Assets....................................        29
        Section 3.26  Accounts Receivable....................................................        30


                                      -i-
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        Section 3.27  Books of Account and Reports; Internal Controls;
                      Absence of Certain Payments; Bank Accounts.............................        30

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER.......................................        31
        Section 4.1   Corporate Organization.................................................        31
        Section 4.2   Authorization..........................................................        31
        Section 4.3   No Violation...........................................................        31
        Section 4.4   Consents and Approvals of Governmental Authorities.....................        31
        Section 4.5   Sophisticated Investor.................................................        32
        Section 4.6   Brokers', Finders' Fees, etc...........................................        32
        Section 4.7   Litigation.............................................................        32
        Section 4.8   Capital Adequacy.......................................................        32
        Section 4.9   Reliance on Representations and Warranties.............................        32

ARTICLE V CONDUCT OF BUSINESS PENDING CLOSING................................................        32
        Section 5.1   Conduct of Business....................................................        32
        Section 5.2   Capital Expenditures Budget............................................        34

ARTICLE VI ADDITIONAL AGREEMENTS.............................................................        35
        Section 6.1   Reasonable Access......................................................        35
        Section 6.2   Confidentiality........................................................        35
        Section 6.3   Notification...........................................................        36
        Section 6.4   Interim Financial Statements and Other Information.....................        36
        Section 6.5   Amendment of Charter Documents.........................................        36
        Section 6.6   Employee Matters.......................................................        37
        Section 6.7   Books and Records......................................................        37
        Section 6.8   Tax Matters............................................................        37
        Section 6.9   Transfer Taxes.........................................................        40
        Section 6.10  Mutual Reasonable Best Efforts.........................................        41
        Section 6.11  Further Assurances.....................................................        41
        Section 6.12  Resignation of Officers and Directors..................................        41
        Section 6.13  No Solicitation of Competing Proposals; Notice of Inquiry..............        41
        Section 6.14  Educational Agency Covenants of the Buyer..............................        42
        Section 6.15  Buyer Responsibility for Preparing and
                      Submitting Opening Balance Sheet.......................................        42

ARTICLE VII CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS......................................        42
        Section 7.1   Representations and Warranties.........................................        43
        Section 7.2   Performance............................................................        43
        Section 7.3   No Material Adverse Change.............................................        43
        Section 7.4   No Legislation.........................................................        43
        Section 7.5   No Injunction..........................................................        43
        Section 7.6   Corporate Authorization................................................        43
        Section 7.7   Regulatory Approvals...................................................        43
        Section 7.8   Opinion of Counsel to Company..........................................        43
        Section 7.9   Opinion of Counsel to Lombard..........................................        44
        Section 7.10  Payoff Letters.........................................................        44


                                      -ii-
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        Section 7.11  Termination of Agreements..............................................        44
        Section 7.12  Releases...............................................................        44
        Section 7.13  Resignation Letters....................................................        44
        Section 7.14  Non-Solicitation Agreement.............................................        44
        Section 7.15  Escrow Agreement.......................................................        44
        Section 7.16  Termination of Benefit Plans...........................................        44
        Section 7.17  2002 Tax Returns.......................................................        44
        Section 7.18  Termination of UCC Financing Statements................................        44
        Section 7.19  Waiver of Conditions...................................................        44

ARTICLE VIII CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SELLERS' OBLIGATIONS..............        45
        Section 8.1   Representations and Warranties.........................................        45
        Section 8.2   Performance............................................................        45
        Section 8.3   No Injunction..........................................................        45
        Section 8.4   No Legislation.........................................................        45
        Section 8.5   Opinion of Counsel to Buyer............................................        45
        Section 8.6   Corporate Authorization................................................        45
        Section 8.7   Payment of Indebtedness................................................        45
        Section 8.8   Escrow Agreement.......................................................        45
        Section 8.9   Waiver of Conditions...................................................        46

ARTICLE IX INDEMNIFICATION...................................................................        46
        Section 9.1   Survival of Representations and Warranties.............................        46
        Section 9.2   Indemnification of the Sellers.........................................        46
        Section 9.3   Indemnification of the Buyer...........................................        48
        Section 9.4   Additional Indemnity Provisions........................................        50
        Section 9.5   Defense of Third Party Claims and
                      Extension of Statute of Limitations....................................        52
        Section 9.6   Disclaimer of Implied Warranties.......................................        53

ARTICLE X TERMINATION AND ABANDONMENT........................................................        54
        Section 10.1  Methods of Termination.................................................        54
        Section 10.2  Procedure Upon Termination.............................................        54

ARTICLE XI MISCELLANEOUS PROVISIONS..........................................................        55
        Section 11.1  Amendment and Modification.............................................        55
        Section 11.2  Waiver of Compliance...................................................        55
        Section 11.3  Notices................................................................        55
        Section 11.4  Binding Nature; Assignment.............................................        56
        Section 11.5  Entire Agreement.......................................................        56
        Section 11.6  Expenses...............................................................        56
        Section 11.7  Press Releases and Announcements.......................................        56
        Section 11.8  Governing Law..........................................................        57
        Section 11.9  Severability...........................................................        57
        Section 11.10 Jurisdiction; Service of Process.......................................        57
        Section 11.11 Headings...............................................................        57

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        Section 11.12 No Third Party Beneficiaries...........................................        57
        Section 11.13 Specific Performance...................................................        57
        Section 11.14 Sellers' Representative................................................        57
        Section 11.15 Counterparts...........................................................        59

EXHIBITS

EXHIBIT A       FORM OF CLOSING CERTIFICATE
EXHIBIT B       CONSIDERATION SPREADSHEET
EXHIBIT C       FORM OF NON-SOLICITATION AGREEMENT
EXHIBIT D       FORM OF ESCROW AGREEMENT
EXHIBIT E       FORM OF LEGAL OPINION OF COUNSEL TO THE COMPANY
EXHIBIT F       FORM OF LEGAL OPINION OF COUNSEL TO LOMBARD
EXHIBIT G       FORM OF LEGAL OPINION OF COUNSEL TO BUYER
EXHIBIT H       FORM OF LOST STOCK CERTIFICATE AFFIDAVIT AND INDEMNITY AGREEMENT
EXHIBIT I       FORM OF MUTUAL RELEASE

APPENDIX

APPENDIX I      PRINCIPLES AND PROCEDURES

                        STOCK PURCHASE AND SALE AGREEMENT

        THIS STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership ("Lombard"), Kenneth Years ("Years"), Alexander Hehmeyer ("Hehmeyer"), Paul Rerucha ("Mr. Rerucha"), Nancy Rerucha ("Mrs. Rerucha"), Wallace Wright ("Wright"), Lane Hart ("Hart"), Hamilton Oswald ("Oswald"), Kimberly Lothyan ("Lothyan"), Guy Bell ("Bell"), Amy Kuntz ("Kuntz"), Michael Sherbourne ("Sherbourne"), Joseph File ("File"), Howard Jessup ("Jessup"), William Calvert ("Calvert" and, together with Lombard, Years, Hehmeyer, Mr. Rerucha, Mrs. Rerucha, Wright, Hart, Oswald, Lothyan, Bell, Kuntz, Sherbourne, File and Jessup, the "Sellers" and, each individually, a "Seller") and Corinthian Colleges, Inc., a Delaware corporation (the "Buyer").

                                    RECITALS

        A. The Sellers are the owners of all of the issued and outstanding shares of capital stock (including the Preferred Stock) of the Company (the "Stock"); and

        B. On the terms and subject to the conditions contained herein, the Sellers desire to sell and the Buyer desires to purchase all of the Sellers' right, title and interest in and to the Stock.

        NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are to be made and performed by the respective parties, it is agreed as follows:


                                       ARTICLE I

                         DEFINITIONS; PURCHASE AND SALE

        Section 1.1 Definitions. The following terms when used in this Agreement have the meanings set forth below:

               (a) "ACCET" means the Accrediting Council for Continuing Education and Training.

               (b) "ACCSCT" means the Accrediting Commission of Career Schools and Colleges of Technology.

               (c) "ACICS" means the Accrediting Council for Independent Colleges and Schools.

               (d) "Acquisition Proposal" has the meaning set forth in Section 6.13(a).

               (e) "Adjustment Escrow Amount" has the meaning set forth in
Section 1.5(a).

               (f) "Affiliate" means any Person now or hereafter controlling, controlled by or under common control with another Person; provided, that Lombard shall not be considered an Affiliate of the Company or any of the Subsidiaries.

               (g) "Arbitrator" has the meaning set forth in Section
1.3(b)(iii).

               (h) "Ashmead" means Ashmead Education, Inc., dba Ashmead College, a Washington corporation.

               (i)   "Benefit Plans" has the meaning set forth in Section 3.13.

               (j) "Business Day" means a day other than a Saturday, Sunday or other day which shall be a legal holiday in San Francisco, California or on which commercial banks in San Francisco, California are authorized or required by law to close.

               (k) "Buyer's Accountants" means Almich & Associates or another firm designated by the Buyer, as certified public accountants for the Buyer.

               (l)   "Buyer's Contact" has the meaning set forth in Section 6.1.

               (m) "CAAHEP" means the Commission on Accreditation of Allied Health Education Programs.

               (n) "Capital Expenditures Budget" has the meaning set forth in
Section 5.2.

               (o) "Claim Certificate" has the meaning set forth in Section 9.2(b).

               (p)   "Closing" has the meaning set forth in Section 1.4.

               (q)   "Closing Adjustment" means the following:

                      (i) in the event that the Net Current Assets and the Net Equity are both at least $1.00, then the Closing Adjustment shall mean a positive number equal to the lesser of (A) the Net Current Asset Adjustment and (B) the Net Equity Adjustment;

                      (ii)in the event that either the Net Current Assets or the Net Equity, but not both, is less than $1.00, then the Closing Adjustment shall mean a negative number equal to the amount of the Net Current Asset Adjustment or the Net Equity Adjustment, whichever is negative; and

                      (iii) in the event that both the Net Current Assets and the Net Equity are less than $1.00, then the Closing Adjustment shall mean a negative number equal to the greater (in absolute terms) of (Y) the Net Current Asset Adjustment and (Z) the Net Equity Adjustment.

               (r) "Closing Certificate" has the meaning set forth in Section 1.5(g).

               (s) "Closing Date" has the meaning set forth in Section 1.4.

               (t) "Closing Report" has the meaning set forth in Section 1.3(b)(i).

               (u) "Closing Statements" has the meaning set forth in Section 1.3(b)(i).

               (v) "Code" means the Internal Revenue Code of 1986, as amended.

               (w) "Confidential Information" has the meaning set forth in
Section 6.2.

               (x) "Consideration Spreadsheet" shall mean the spreadsheet attached hereto as Exhibit B, as the same may be updated (as provided in Section 1.5(j)) on the Closing Date.

               (y) "Curriculum" means the curriculum used in the educational programs of the Company's or any of the Subsidiaries' schools in the form of computer programs, slide shows, texts, films, videos or any other form or media, including, without limitation, the following items: (1) course objectives, (2) lesson plans, (3) exams, (4) class materials (including any interactive or computer-aided materials), (5) faculty notes, (6) course handouts, (7) diagrams,
(8) syllabi, (9) sample externship and placement materials, (10) clinical checklists, (11) course and faculty evaluation materials, (12) policy and procedure manuals, and (13) other related materials. The Curriculum shall also include, without limitation, (a) all copyrights, copyright applications, copyright registrations and trade secrets relating to the above-listed items to the extent owned by the Company or any of the Subsidiaries and (b) Revisions. The term "Revisions," as used in this Agreement, means all periodic updates or revisions to the Curriculum as developed or used by the Company or any of the Subsidiaries during its period of operation of its business.

               (z) "Differential" has the meaning set forth in Section
1.3(b)(i).

               (aa) "Educational Agency" means any Person, entity or organization, whether governmental, government chartered, private, or quasi-private, that engages in granting or withholding Educational Approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools in accordance with standards relating to the performance, operation, financial condition or academic standards of such schools, including, without limitation, ED, ACCET, ACCSCT, ACICS and CAAHEP.

               (bb) "Educational Approval" means any license, permit, consent, franchise, approval, authorization, certificate, program participation agreement or accreditation issued by an Educational Agency to any school or campus operated by the Company or any Subsidiary.

               (cc)  "ED" means the U.S. Department of Education.

               (dd) "ED Approval Notice" means a Provisional Program Participation Agreement, both issued and executed by ED, authorizing continued participation by the applicable Subsidiary in the Title IV Programs following the Closing. The parties hereto hereby acknowledge and agree that the temporary provisional program participation agreement anticipated to be issued on an interim basis promptly following the Closing does not constitute a Provisional Program Participation Agreement for purposes of this definition of an ED Approval Notice.

               (ee) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (ff) "Environmental Laws" has the meaning set forth in Section 3.15(a).

               (gg) "Environmental Release" has the meaning set forth in Section 3.15(c).

               (hh) "Escrow Agent" shall mean Wells Fargo Bank, National Association, or other entity reasonably acceptable to the Buyer and Sellers' Representative.

               (ii) "Escrow Agreement" has the meaning set forth in Section
7.15.

               (jj)  "Estimated Closing Adjustment" means the following:

                      (i) in the event that the Estimated Net Current Assets and the Estimated Net Equity are both at least $1.00, then the Estimated Closing Adjustment shall mean a positive number equal to the lesser of
        (A) the Estimated Net Current Assets Adjustment and (B) the Estimated Net Equity Adjustment;

                      (ii)in the event that either the Estimated Net Current Assets or the Estimated Net Equity, but not both, is less than $1.00, then the Estimated Closing Adjustment shall mean a negative number equal to the amount of the Estimated Net Current Assets Adjustment or the Estimated Net Equity Adjustment, whichever is negative; and

                      (iii) in the event that both the Estimated Net Current Assets and the Estimated Net Equity are less than $1.00, then the Estimated Closing Adjustment shall mean a negative number equal to the greater (in absolute terms) of (Y) the Estimated Net Current Assets Adjustment and (Z) the Estimated Net Equity Adjustment.

               (kk) "Estimated Net Current Assets" means the estimated Net Current Assets of the Company and the Subsidiaries (on a consolidated basis) on the Closing Date as set forth on the Closing Certificate.

               (ll) "Estimated Net Equity" means the estimated Net Equity of the Company and the Subsidiaries on the Closing Date as set forth on the Closing Certificate.

               (mm) "Estimated Net Current Assets Adjustment" means the number (positive or negative) calculated on the basis of the Estimated Net Current Assets, as follows:

                      (i) if the Estimated Net Current Assets is more than $1.00, then the Estimated Net Current Assets Adjustment is a positive number equal to the amount by which the Estimated Net Current Assets exceeds $1.00; and

                      (ii) if the Estimated Net Current Assets is less than $1.00, then the Estimated Net Current Assets Adjustment is a negative number equal to the amount by which the Estimated Net Current Assets is less than $1.00.

               (nn) "Estimated Net Equity Adjustment" means the number (positive or negative) calculated on the basis of the Estimated Net Equity, as follows:

                      (i) if the Estimated Net Equity is more than $1.00, then the Estimated Net Equity Adjustment is a positive number equal to the amount by which the Estimated Net Equity exceeds $1.00; and

                      (ii) if the Estimated Net Equity is less than $1.00, then the Estimated Net Equity Adjustment is a negative number equal to the amount by which the Estimated Net Equity is less than $1.00.

               (oo) "Eton" means Eton Education, Inc., dba Eton Technical Institute, a Washington corporation.

               (pp)  "Expiration Date" has the meaning set forth in Section 9.1.

               (qq) "Final Closing Statements" has the meaning set forth in
Section 1.3(b)(iv).

               (rr) "Final Determination" shall mean the final resolution of liability for any Tax for a taxable period: (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of other jurisdictions, except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for Refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under
Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a Refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such Refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the Parties.

               (ss) "Financial Assistance" has the meaning set forth in Section 3.19(a).

               (tt) "Financial Statements" has the meaning set forth in Section 3.6(a).

               (uu) "Fraction" means the number designated as the "Fraction" as set forth in Exhibit B.

               (vv) "GAAP" means generally accepted accounting principles of the United States applied in a manner consistent with past practices of the Company and the Subsidiaries.

               (ww) "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

               (xx) "Higher Education Act" means the Higher Education Act of 1965, as amended.

               (yy) "Indebtedness" means the sum of (i) the principal amount of any indebtedness of the Company and any of the Subsidiaries for borrowed money outstanding as of the Closing (other than intra-company indebtedness), together with all prepayment premiums or penalties and such other similar payments coming due as a result of the purchase of the Stock by Buyer or the repayment of the Indebtedness by the Company, (ii) all accrued and unpaid management or other fees due and owing to Lombard Investments, Inc. and Lombard North America, Inc. under the Monitoring Agreement and (iii) any unpaid interest owing on any such indebtedness of the Company or any of the Subsidiaries. The term "Indebtedness" shall not include any capitalized leases of the Company or the Subsidiaries or Eton's obligation to Pflueger Properties, L.P. in respect of tenant improvements performed on its Everett, WA branch; provided, however, that the current portion of such otherwise excluded amounts shall be included as Current Liabilities and the full amount of such otherwise excluded amounts shall be included as Consolidated Liabilities in accordance with the Principles and Procedures for purposes of calculating the Estimated Net Current Assets, the Estimated Net Equity, the Net Current Assets and the Net Equity.

               (zz) "Indemnification Escrow Amount" has the meaning set forth in
Section 1.5(a).

               (aaa) "Indemnification Escrow Fund" has the meaning set forth in
Section 9.3(e).

               (bbb) "Indemnified Party" has the meaning set forth in Section 9.4(c).

               (ccc) "Indemnifying Party" has the meaning set forth in Section 9.4(c).

               (ddd) "Intellectual Property Rights" has the meaning set forth in
Section 3.9.

               (eee) "Knowledge" shall mean (i) in the case of the Company, the knowledge of any of Hart, Oswald, Wright, Gregory Carr, File, Jessup, Lothyan, Bell and Kuntz; provided, that for purposes of clause (B) of this Section 1.1(eee), the knowledge of Gregory Carr, File and Jessup is restricted solely to the operations of Sequoia and the knowledge of Lothyan, Bell and Kuntz is restricted solely to the operations of Ashmead and Eton, and (ii) in the case of Buyer, the knowledge of any of the executive officers of Buyer. For purposes of this Agreement, an individual will be deemed to have "Knowledge" of a particular fact or matter if (A) such individual is actually aware of such fact or matter or (B) a prudent individual would reasonably be expected to become aware of such fact or matter in the ordinary course of discharging of his or her duties.

               (fff) "Law" means any constitutional provision, act, statute or other law, ordinance, rule, regulation or interpretation of any Governmental Entity and any binding and enforceable decree, injunction, judgment, order, ruling, assessment, writ, or similar form of decision or determination issued by a Governmental Entity.

               (ggg) "Leases" has the meaning set forth in Section 3.8(b).

               (hhh) "Loss" and "Losses" have the meaning set forth in Section 9.4(c).

               (iii) "Material Adverse Change" or "Material Adverse Effect" shall mean any event, change or occurrence which, individually or together with any other event, change or occurrence, (A) has or would reasonably be expected to have a material adverse effect or material adverse change on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or their business taken as a whole, provided that any such effect resulting from
(i) any events, circumstances, changes or conditions that adversely affect either the national economy generally or the industry in which the Company and the Subsidiaries operate, except to the extent that such events, circumstances, changes or conditions affect the Company and the Subsidiaries in a way that is materially disproportionate to the effect generally on the industry in which the Company and the Subsidiaries operate, or (ii) the entering into this Agreement, any actions required to be taken pursuant to this Agreement or any agreement contemplated herein, shall not be considered when determining whether a Material Adverse Change or Material Adverse Effect has occurred or (B) would materially impair the ability of the Company and the Subsidiaries to consummate the transactions contemplated in this Agreement.

               (jjj) "Material Contract" or "Material Contracts" has the meaning set forth in Section 3.10.

               (kkk) "Monitoring Agreement" means the Monitoring Agreement among the Company, Lombard Investments, Inc. and Lombard North America, Inc., dated September 30, 2002.

               (lll) "Net Current Assets" means the net current assets of the Company determined as of the Closing Date in accordance with the Principles and Procedures and as set forth on the Final Closing Statements.

               (mmm) "Net Current Asset Adjustment" means the number (positive or negative) calculated on the basis of the Net Current Assets, as determined in accordance with Section 1.3(b), as follows:

                      (i) if the Net Current Assets are more than $1.00, then the Net Current Asset Adjustment is a positive number equal to the amount by which the Net Current Assets exceeds $1.00; and

                      (ii)if the Net Current Assets are less than $1.00, then the Net Current Asset Adjustment is a negative number equal to the amount by which the Net Current Assets are less than $1.00.

               (nnn) "Net Equity" means the tangible net equity of the Company determined as of the Closing Date in accordance with the Principles and Procedures and as set forth on the Final Closing Statements.

               (ooo) "Net Equity Adjustment" means the number (positive or negative) calculated on the basis of the Net Equity, as determined in accordance with Section 1.3(b), as follows:

                      (i) if the Net Equity is more than $1.00, then the Net Equity Adjustment is a positive number equal to the amount by which the Net Equity exceeds $1.00; and

                      (ii)if the Net Equity is less than $1.00, then the Net Equity Adjustment is a negative number equal to the amount by which the Net Equity is less than $1.00.

               (ppp) "Officer's Certificate" shall mean a certificate signed by any officer of the Buyer and delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement.

               (qqq) "Overlap Period" has the meaning set forth in Section
6.8(c).

               (rrr) "Person" means an individual, a partnership, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               (sss) "Policy Guidelines" has the meaning set forth in Section 3.21.

               (ttt) "Post-Closing Educational Approvals" has the meaning set forth in Section 3.3.

               (uuu) "Preferred Stock" means the outstanding shares of Class B Preferred Shares of the Company, no par value.

               (vvv) "Preferred Stock Purchase Amount" means the amount necessary as of the Closing Date to purchase all of the shares of Preferred Stock and purchase or cancel all other rights with respect to the Preferred Stock, including, but not limited to, all rights with respect to dividends.

               (www) "Principles and Procedures" means the accounting principles and procedures attached hereto as Appendix 1 to be used to determine the Net Current Assets and the Net Equity.

               (xxx) "Proceeding" shall mean any audit or other examination, or any judicial or administrative proceeding, relating to liability for or Refunds or adjustments with respect to Taxes.

               (yyy) "Purchase Price" has the meaning set forth in Section
1.3(a).

               (zzz) "Refund" has the meaning set forth in Section 6.8(i).

               (aaaa) "Rental Real Estate" has the meaning set forth in Section 3.8(b).

               (bbbb) "Representatives" has the meaning set forth in Section
6.2.

               (cccc) "Required Consents" has the meaning set forth in Section 3.3.

               (dddd) "Returns" has the meaning set forth in Section 3.12(a)(i).

               (eeee) "Securities Act" means the Securities Act of 1933, as amended.

               (ffff) "Seller Tax Issue" has the meaning set forth in Section 6.8(f).

               (gggg) "Sellers' Accountants" means Abramson Pendergast & Company, as certified public accountant of the Company and the Subsidiaries.

               (hhhh) "Sellers' Contact" has the meaning set forth in Section
6.1.

               (iiii) "Sellers' Representative" has the meaning set forth in
Section 11.14.

               (jjjj) "Sequoia" means Sequoia Education, Inc., dba Sequoia Institute, a California corporation.

               (kkkk) "Stock" has the meaning set forth in Recital A and includes all accrued but unpaid dividends on the Stock.

               (llll) "Subsidiaries" means Ashmead, Eton and Sequoia and "Subsidiary" means any of the foregoing, as applicable.

               (mmmm) "Tax" or "Taxes" means any and all federal, state and local taxes, assessments and other governmental charges, duties, impositions and liabilities, including without limitation those based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (nnnn) "Tax Benefit" has the meaning set forth in Section 9.4(c).

               (oooo) "Third Party Claim" has the meaning set forth in Section 9.5(a).

               (pppp) "Title IV Programs" means the programs of Federal student financial assistance administered pursuant to Title IV of the Higher Education Act of 1965.

               (qqqq) "Warrants" shall mean warrants to purchase common stock of the Company.

               (rrrr) "Warrant Payment Amount" means the aggregate of all payments required to be made by the Company on the Closing Date to acquire and extinguish all outstanding Warrants.

        Section 1.2 Stock Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing the Sellers will sell and the Buyer will purchase all of the Sellers' right, title and interest in and to the Stock and the Warrants.

        Section 1.3   Purchase Price Determination.

               (a) Purchase Price. The total purchase price to be paid to the Sellers for the Stock and the Warrants and amounts to be paid to the appropriate Persons for the purpose of discharging all obligations of the Company in respect of the Indebtedness (the "Purchase Price") shall be equal to (i) Fifty-Six Million Dollars ($56,000,000) plus (ii) the Closing Adjustment and shall be paid as set forth in Section 1.5.

               (b) Determination of Closing Adjustment. The amount of the Closing Adjustment shall be determined in the following manner:

                      (i) Closing Statements and Closing Report. Promptly after the Closing, the Buyer shall prepare statements in accordance with the Principles and Procedures which shall set forth the Closing Adjustment, the Net Current Assets, the Net Current Asset Adjustment, the Net Equity and the Net Equity Adjustment and a supporting schedule setting forth the calculation of each such amount (the "Closing Statements"). Buyer's Accountants, at the Buyer's expense, shall examine and test the Closing Statements of the Company and the Subsidiaries in accordance with generally accepted auditing standards and GAAP (as modified by the Principles and Procedures) and issue their report as to the results of such examination and testing (the "Closing Report"). Within forty five
        (45) days after the Closing, the Buyer shall deliver the Closing Statements and Closing Report to the Sellers' Representative. The Buyer shall direct Buyer's Accountants to deliver drafts of the Closing Statements and Closing Report to Sellers' Accountants and the Sellers' Representative for review and analysis at least fifteen (15) days prior to final issuance of the Closing Statements and Closing Report and delivery to the Sellers' Representative as noted above. If the drafts of the Closing Statements and Closing Report indicate any difference from the Estimated Closing Adjustment (the "Differential"), a payment (if applicable) of an amount equal to any Differential in favor of the Sellers shall be made to the Sellers' Representative in accordance with the terms of the Escrow Agreement. If the Differential is in favor of the Buyer, the portion of the Adjustment Escrow Amount in excess of the Differential shall be released from the Escrow to the Sellers' Representative in accordance with the terms of the Escrow Agreement. It there is no Differential indicated in the drafts of the Closing Statements and Closing Report, the Adjustment Escrow Amount shall be released from the Escrow to the Sellers' Representative in accordance with the terms of the Escrow Agreement. The Sellers' Representative and Sellers' Accountants shall have the opportunity to review and evaluate all working papers, worksheets and other documents utilized by the Buyer in the preparation of the Closing Statements and by Buyer's Accountants in the examination and testing of the Closing Statements.

                      (ii)Review by Buyer's Accountants and Sellers' Accountants. The Buyer and Sellers' Representative with the assistance of Buyer's Accountants and Sellers' Accountants will attempt to resolve any disputed items prior to the final issuance of the Closing Statements and Closing Report to the Sellers' Representative. Failing such resolution, the Buyer and the Sellers' Representative shall agree in writing on the amount, if any, which is not in dispute within two (2) Business Days after receipt of the Closing Statements and Closing Report. Any undisputed amounts shall be paid by the party responsible therefor to the other party by wire transfer of immediately available funds within five (5) Business Days after agreement upon such undisputed amounts, and the remaining disputed amounts shall be determined as set forth in this Section 1.3(b); provided, however, any amounts payable by the Sellers shall be paid out of the Adjustment Escrow Amount in accordance with the terms of the Escrow Agreement; provided further, however, in the event that the undisputed amount due the Buyer is greater than the then remaining balance of the Adjustment Escrow Amount, such excess amount due Buyer shall be paid by release of the applicable portion of the Indemnification Escrow Amount to the Buyer in accordance with the terms of the Escrow Agreement. In addition, the Buyer and the Sellers will exchange within thirty (30) days of receipt of the Closing Statements and Closing Report detailed written explanations of those items in the Closing Report which remain in dispute. Within a further period of thirty (30) days from the end of the aforementioned thirty (30) day review period, the parties will use their reasonable best efforts to resolve in good faith any disputed items.

                      (iii) Arbitration. Failing resolution pursuant to subparagraph 1.3(b)(ii), the unresolved disputed items will be referred for final binding resolution to a nationally-recognized firm of certified public accountants as the Buyer and the Sellers' Representative shall jointly select (the "Arbitrator"). The Arbitrator shall not have been engaged by either the Buyer or the Sellers in any material capacity for any matters during the past five (5) years. If the Buyer and the Sellers' Representative are unable to agree on the choice of the Arbitrator, then the Arbitrator shall be a nationally-recognized firm of certified public accountants with offices located in California and shall not have been engaged by either the Buyer or the Sellers in any material capacity for any matters during the past five (5) years, selected by lot. If the Arbitrator determines that the resolution of a given disputed item requires an interpretation of law, then the Arbitrator may request a law firm of national standing chosen by it, and reasonably acceptable to the Buyer and the Sellers' Representative to render a legal opinion as to such matter, which firm shall not have been engaged by either the Buyer or the Sellers in any material capacity for any matters during the past five (5) years. In such event, the Buyer and the Sellers' Representative shall be permitted to provide the law firm with supporting materials and the Arbitrator will instruct such law firm that it may consider such materials in rendering such legal opinion. The Arbitrator shall be requested with respect to all matters referred to it to render its decision within thirty (30) days of referral of a matter or as soon as practicable thereafter, and shall send copies of such decision to the Buyer and the Sellers' Representative. The amount of the Closing Adjustment affected by such unresolved disputed items (if any) will be as determined by the Arbitrator. The Arbitrator shall review the Closing Statements, the Closing Report, the Principles and Procedures, the detailed written explanations exchanged by the parties pursuant to
        Section 1.3(b)(ii) and any legal opinion rendered in connection with the arbitration and base its determination solely on these materials. In resolving any disputed item, the Arbitrator may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The costs of such Arbitrator's review (including reasonable attorneys fees of counsel providing a legal opinion to the Arbitrator, if any) shall be borne by the substantially non-prevailing party (which shall be the party whose proposal on the disputed items referred to for such binding arbitration was furthest, in the aggregate for all disputed items, from the Arbitrator's final resolution of such disputed items) and in the event that the Sellers shall be the substantially non-prevailing party, such costs shall be paid out of the Adjustment Escrow Amount; provided, that if the remaining balance of the Adjustment Escrow Amount shall be insufficient to pay such costs, then such excess costs shall be paid out of the Indemnification Escrow Amount, pursuant to the terms of the Escrow Agreement.

                      (iv) The final resolution of the matters described in this
        Section 1.3 as finally agreed by the parties or as determined by the Arbitrator, as the case may be, shall constitute the "Final Closing Statements."

        Section 1.4 Closing. The closing of the purchase and sale of the Stock and the Warrants (the "Closing") shall take place at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California 94105, or such other place (including by facsimile) as the Buyer and the Sellers' Representative shall agree, on a date within three (3) Business Days following the satisfaction or waiver of all conditions set forth in Articles VII and VIII (the "Closing Date").

        Section 1.5 Payment of Purchase Price. The Purchase Price shall be distributed as follows:

               (a) Estimated Payment. At the Closing, the Buyer shall pay by wire transfer of immediately available funds to the Sellers' Representative (for distribution to the Sellers in accordance with the Consideration Spreadsheet)
(i) Fifty-Six Million Dollars ($56,000,000), minus (ii) the sum of (A) Two Million Two Hundred Forty Thousand Dollars ($2,240,000) (the "Adjustment Escrow Amount") plus (B) Seven Million Dollars ($7,000,000) (the "Indemnification Escrow Amount"), minus (iii) the sum of (A) the Indebtedness plus (B) the Preferred Stock Purchase Amount plus (C) the Warrant Payment Amount, plus (iv) the Estimated Closing Adjustment.

               (b) Indebtedness. At the Closing, the Buyer shall pay or request that the Company pay (subject to the Buyer making the capital contribution to the Company described in Section 1.6) to the appropriate Persons (in accordance with the Consideration Spreadsheet), for the purpose of discharging the full amount of the Indebtedness, by wire transfer of immediately available funds, the full amount of the Indebtedness.

               (c) Warrant Payment Amount and Preferred Stock Purchase Amount. At the Closing, the Buyer shall pay to the appropriate Sellers (in accordance with the Consideration Spreadsheet), for the purpose of acquiring all of such Seller's right, title and interest in and to the Preferred Stock and the Warrants, by wire transfer of immediately available funds, the full amount of the Warrant Payment Amount and the Preferred Stock Purchase Amount.

               (d) Adjustment Escrow Amount. At the Closing, the Buyer shall deposit with the Escrow Agent an amount in cash equal to the Adjustment Escrow Amount, as collateral for the payment of any amount due the Buyer pursuant to
Section 1.5(h) and shall be held by the Escrow Agent, subject to the provisions of Section 1.3(b), in accordance with the terms of the Escrow Agreement. The portion of the Adjustment Escrow Amount allocable to each Seller shall be determined by multiplying the portion released to the Sellers' Representative from the Adjustment Escrow Amount by the applicable Fraction. The Buyer shall pay all costs and fees of the Escrow Agent in connection with the Escrow Agreement and the administration of the Adjustment Escrow Amount.

               (e) Indemnification Escrow Amount. At the Closing, the Buyer shall deposit with the Escrow Agent an amount in cash equal to the Indemnification Escrow Amount, as collateral for the indemnification obligations of the Sellers pursuant to Article IX of this Agreement. The portion of the Indemnification Escrow Amount allocable to each Seller shall be determined by multiplying the Indemnification Escrow Amount by the applicable Fraction. The Buyer shall pay all costs and fees of the Escrow Agent in connection with the Escrow Agreement and the administration of the Indemnification Escrow Amount.

               (f) Delivery of Stock and Warrants. At the Closing, each Seller shall deliver to the Buyer one or more stock certificates (or a lost stock affidavit and indemnification agreement in the form attached hereto as Exhibit
H) representing in the aggregate the number of shares of Stock set forth opposite the name of such Seller set forth on Exhibit B duly endorsed in blank for transfer or accompanied by duly executed and notarized stock powers in proper form. At the Closing, each Seller holding an interest in the Warrants shall deliver to the Buyer the original warrants, representing in the aggregate all of the Warrants set forth opposite the name of such Seller set forth on Exhibit B duly endorsed in blank for transfer.

               (g) Closing Certificate. At the Closing, the Chief Financial Officer of the Company shall deliver to the Buyer a closing certificate (the "Closing Certificate") in the form annexed hereto as Exhibit A, which shall set forth the Estimated Net Current Assets, the Estimated Net Equity and the Estimated Closing Adjustment, and shall attach as a supporting schedule, a schedule setting forth the calculation of each such amount.

               (h) Closing Adjustment. The Closing Adjustment shall be computed in accordance with the terms of this Agreement, by the agreement of the parties or by the Arbitrator, as the case may be, immediately after the final determination of the Net Current Asset Adjustment and the Net Equity Adjustment pursuant to Section 1.3(b) and any Differential, which Differential shall be set forth on the Final Closing Statements. Such Differential shall be paid by the appropriate party to the other party (or such Persons as the other party directs), less undisputed amounts paid pursuant to Sections 1.3(b)(i) and 1.3(b)(ii), within ten (10) Business Days thereafter by wire transfer of immediately available funds; provided, however, any amounts payable by the Sellers shall be paid out of the Adjustment Escrow Amount pursuant to the terms of the Escrow Agreement. In the event the amount due Buyer under this Section 1.5(h) is greater than the then remaining balance of the Adjustment Escrow Amount, such excess amount due the Buyer shall be paid by release of the applicable portion of the Indemnification Escrow Amount to the Buyer pursuant to the terms of the Escrow Agreement. In the event that the amount due the Buyer under this Section 1.5(h) is less than the Adjustment Escrow Amount, then the remaining balance of the Adjustment Escrow Amount shall be released by the Escrow Agent and paid to the Sellers' Representative for the benefit of the Sellers pursuant to the terms of the Escrow Agreement.

               (i) Interest Payments. Sums payable by the Buyer to the Sellers' Representative pursuant to Sections 1.3(b)(i), 1.3(b)(ii) and 1.5(h) shall bear interest from the Closing Date to the date of payment at the rate of four point two five percent (4.25%) per annum, computed on the basis of a 365-day year and paid for the actual number of days elapsed. Interest calculated in accordance with this Section 1.5(i) shall be due and payable to the Sellers on the date on which the corresponding payment is due.

               (j) Consideration Spreadsheet. The Consideration Spreadsheet sets forth the name of each Seller and the amount of cash such Seller is entitled to receive pursuant to this Section 1.5, based on the assumptions set forth therein. At the Closing, the Sellers' Representative shall deliver to the Buyer
(i) an updated Consideration Spreadsheet setting forth the final calculations of the amounts due to each Seller and (ii) evidence of the consent of each of the Sellers to such updated Consideration Spreadsheet.

        Section 1.6 Buyer Contribution to the Capital of the Company. If the Buyer elects to pay the full amount of the Indebtedness at the Closing in accordance with Section 1.5(b), at the commencement of the Closing, the Buyer shall make a contribution to the capital of the Company in an aggregate amount equal to the full amount of the Indebtedness.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each Seller, severally and not jointly, hereby represents and warrants to the Buyer as follows:

        Section 2.1 Ownership of Stock and Warrants. Such Seller is the owner, beneficially and of record, of all of the shares of Stock and Warrants set forth opposite its name on Exhibit B hereto free and clear of any pledge, lien, security interest, encumbrance, claim or equity of any kind, except as set forth on Schedule 2.1. At the Closing, the Buyer will acquire good and marketable title to all of the shares of Stock and Warrants set forth opposite such Seller's name on Exhibit B, free and clear of any such pledge, lien, security interest, encumbrance, claim or equity (other than pledges, liens, security interests, claims or equities created by or attributable to the Buyer).

        Section 2.2 Authority of Sellers. Such Seller has the full right, capacity and power to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and binding obligation, enforceable against each such Seller in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 2.3 No Violation. Except as set forth on Schedule 2.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by each such Seller will (i) in the case of Lombard, violate, breach or be in conflict with any provisions of Lombard's certificate of limited partnership or agreement of limited partnership or (ii) with or without the giving of notice or passage of time, or both, violate, or be in conflict with, or create a lien under or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any material contract, indenture, mortgage, lease, license or permit to which such Seller is a party or by which such Seller or any of such Seller's assets may be bound or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority to which such Seller is subject.

        Section 2.4 Consents and Approvals. Except as set forth on Schedule 2.4, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by such Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        Section 2.5 Brokers', Finders' Fees, etc. Except for Banc of America Securities LLC, the fees and expenses of which shall be paid by the Sellers on or before the Closing, and Sutter Securities Incorporated, who will not be entitled to any compensation in connection with the transactions contemplated by this Agreement, such Seller has not employed any broker, finder, investment banker or financial advisor as to whom any such Seller or the Company (or any of the Subsidiaries) may have any obligation to pay any brokerage or finders' fees, commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Buyer as follows:

        Section 3.1   Corporate Organization; Authorization.

               (a) The Company and the Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted and to own or lease and operate their respective property and assets. The Company and the Subsidiaries are duly qualified or licensed to do business as foreign companies in good standing in each state of the United States and in each foreign jurisdiction in which the conduct of their respective businesses or the ownership or leasing of their respective property require such qualification, except where such noncompliance would not have a Material Adverse Effect. Schedule 3.1 correctly lists with respect to the Company and the Subsidiaries its jurisdiction of incorporation, each jurisdiction in which it is qualified to do business as a foreign corporation and its respective directors and executive officers. The Company has delivered to the Buyer complete and correct copies of the respective charters and bylaws of the Company and the Subsidiaries as now in effect.

               (b) The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Company and the Sellers in their capacity as the sole stockholders of the Company have taken all action required to authorize the execution and delivery of this Agreement, the performance of the Company's obligations hereunder and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of the Company or any of the Subsidiaries are necessary to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement is a valid and binding agreement of the Company, enforceable against it in accordance with its terms except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 3.2 No Violation. Except as set forth on Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, breach or be in conflict with any provisions of the charter or bylaws of the Company or any of the Subsidiaries, (ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Material Contract, (iii) require the consent of any party to any Material Contract, (iv) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of the Company or any of the Subsidiaries, or (v) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority to which the Company or any of the Subsidiaries is subject.

        Section 3.3 Consents and Approvals of Governmental Authorities. Except for the required consents set forth on Schedule 3.3 ("Required Consents"), no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by the Company or any of the Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby; provided, that the parties acknowledge and agree that the Educational Approvals listed on Schedule 3.3 under the heading "Post-Closing Educational Approvals" will require the submission of a change of ownership or renewal application or notice following the consummation of the transactions contemplated by this Agreement, and that such Educational Approvals for the Subsidiaries will need to be obtained under the ownership of Buyer.

        Section 3.4 Capitalization. Schedule 3.4 sets forth the authorized, issued and outstanding shares of capital stock of each of the Company and the Subsidiaries as of the date hereof. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. All outstanding shares of capital stock of the Subsidiaries are owned by the Company free and clear of any liens, charges, encumbrances, claims and options. All outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable. Except for the Warrants set forth on Exhibit B and the shares of capital stock set forth on Schedule 3.4, there are no other issued and outstanding shares of capital stock of the Company or any of the Subsidiaries, or securities convertible into or exchangeable or exercisable for shares of capital stock, outstanding, and there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Company or the Subsidiaries are bound to issue, transfer, repurchase, redeem or otherwise acquire or retire any shares of capital stock or other securities of the Company or the Subsidiaries.

        Section 3.5 Subsidiaries and Affiliates. Except as set forth on Schedule
3.4 or Schedule 3.5, neither the Company nor any of the Subsidiaries owns any capital stock or other equity securities of any other corporation and has no other type of interest (whether ownership or other) in any other corporation, partnership, joint venture or other business organization or entity. Except as set forth on Schedule 3.5, the interests of the Company and the Subsidiaries in any Person as set forth on Schedule 3.4 or Schedule 3.5 are owned by the Company or the Subsidiaries, as applicable, free and clear of all liens, options, claims or encumbrances (including without limitation, rights of first refusal or similar rights) with respect to the ownership thereof. Neither the Company nor any of the Subsidiaries is subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person, except as set forth on Schedule 3.5.

        Section 3.6   Financial Statements.

               (a) The Company has previously delivered to the Buyer accurate and complete copies of (i) the audited consolidated balance sheets of the Company at December 31, 2000, December 31, 2001 and December 31, 2002 and the related audited statements of operations, shareholders' equity and cash flows for the period and years then ended, and (ii) the unaudited consolidated balance sheet of the Company at March 31, 2003, and the related unaudited statements of operations, shareholders' equity and cash flows for the three months then ended (collectively, the financial statements described in clauses (i) and (ii) of this Section 3.6(a) are referred to herein as the "Financial Statements"). Such Financial Statements present fairly, in all material respects, the financial position of the Company and the Subsidiaries at the date thereof, and the results of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for the period indicated, in conformity with GAAP.

               (b) To the Knowledge of the Company, the Company and the Subsidiaries do not have any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in full in the unaudited consolidated balance sheet of the Company at March 31, 2003, (ii) liabilities disclosed on
Schedule 3.6(b), (iii) current liabilities incurred by the Company or its Subsidiaries in the ordinary course of business (consistent with past practices) since March 31, 2003 and (iv) liabilities or obligations approved by the Buyer in writing prior to Closing.

        Section 3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7, since December 31, 2002, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course and there has not been:

               (a) any change or damage, destruction or loss, whether covered by insurance or not, resulting in a loss to the Company or any of the Subsidiaries in excess of $150,000;

               (b) any employment or severance agreement or contract entered into with any director, officer or employee of the Company or any of the Subsidiaries in an amount in excess of $150,000 in the aggregate for all such agreements and contracts or, except for increases in the ordinary course of business consistent in type and amount with past practice, any general or uniform increase in the compensation of directors, officers or employees of the Company or any of the Subsidiaries (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any individual director, officer or employee of the Company or any of the Subsidiaries;

               (c) any sale, transfer, license or other disposition of any assets of the Company or any of the Subsidiaries in excess of $150,000 (or the entry into any agreement with respect to any of the foregoing), except in the ordinary course of business;

               (d) any declaration, setting aside, making or paying of any dividend or other distribution (whether in cash, stock, personal or real property or other thing of value) in respect of the Company's or any of the Subsidiaries' capital stock or any direct or indirect redemption, purchase or other acquisition of any shares of the capital stock of the Company or any of the Subsidiaries;

               (e) any change in the amount of the Company's or any of the Subsidiaries' issued capital stock;

               (f) any amendment to the Company's or any of the Subsidiaries' charter or bylaws;

               (g) any entry into, modification or termination of any labor or collective bargaining agreement or any commitment or creation of any liability to any labor organization relating to any employees of the Company or any of the Subsidiaries;

               (h)   any termination or failure to renew any insurance coverage;

               (i) any termination or failure to renew or preserve any Educational Approvals;

               (j) any sale or discount of the Company's or any of the Subsidiaries' accounts receivable (whether by discount to the debtors or by sale to any third party); or

               (k) any material change in the accounting methods, principles or practices used by the Company or any of the Subsidiaries.

        Section 3.8   Title to Properties; Encumbrances.

               (a) The Company and the Subsidiaries do not own any real estate.

               (b) Schedule 3.8(b) lists all real property that is used or occupied by the Company and the Subsidiaries in connection with its business (the "Rental Real Estate") and the leases, subleases and agreements by which such Rental Real Estate is used and occupied (the "Leases"), true and complete copies of which have been delivered to the Buyer. There are no leases, subleases, concessions, or other agreements to which the Company or the Subsidiaries is a party granting to any Person the right to use or occupancy of any portion of the Rental Real Estate and no Person (other than the Company and the Subsidiaries) is in possession of any part of the Rental Real Estate.

        Section 3.9 Patents, Trademarks, Trade Names. Schedule 3.9 lists all patent, trademark, service mark, trade name, domain name and copyright registrations and applications for registration of any of the foregoing owned by the Company or any of the Subsidiaries, and all material patent, trademark, service mark, trade name, domain name and copyright registrations and applications for registration of any of the foregoing used (pursuant to license agreements or otherwise) by the Company or any of the Subsidiaries in the conduct of the businesses of the Company and the Subsidiaries as of the date hereof (collectively, the "Intellectual Property Rights"). Except as set forth on Schedule 3.9 hereto, to the Company's Knowledge the use of the Intellectual Property Rights does not conflict with or infringe the rights of any third person. Except as set forth on Schedule 3.9, the Company and the Subsidiaries own or possess a valid license to use the Intellectual Property Rights which is reasonably necessary for the present operation of its business, and the Company has no Knowledge, as of the date hereof, that (i) any third party has infringed any of the Company's or the Subsidiaries' rights in the Intellectual Property Rights; or (ii) any claim has been made contesting the validity or enforceability of the Intellectual Property Rights. Except as set forth on
Schedule 3.9, the Company and the

Subsidiaries have, to the Company's Knowledge, the right to use the Curriculum as presently used, and the execution, delivery and performance of this Agreement shall have no effect on the Company's or the Subsidiaries' use of the Curriculum. Except as set forth in Schedule 3.9, neither Lombard nor any employee or Affiliate of the Sellers, the Company or the Subsidiaries owns or has any interest, directly or indirectly, in any part of the Curriculum. Neither the Company nor the Subsidiaries is required to or makes, and after the Closing neither of them will be required to make, any payments to others with respect to the Curriculum. To the Company's Knowledge, the current and past use of the Curriculum by the Company or the Subsidiaries does not conflict with or infringe on the rights of any third person.

        Section 3.10 Material Contracts. Schedule 3.10 lists the following agreements, contracts, commitments, licenses, instruments and understandings (whether or not in writing) to which the Company or the Subsidiaries is a party or is bound (each, a "Material Contract" and collectively, the "Material Contracts"):

               (a) agreements, contracts and commitments that cannot be terminated upon 30 days' or less notice without penalty or that have an unexpired term of one year or more or involve annual commitments in excess of $150,000 (but excluding all student enrollment agreements);

               (b) agreements, contracts and commitments with any Seller or any of their respective Affiliates or any officer, director, employee or Affiliate of the Company or the Subsidiaries;

               (c) agreements, contracts and commitments that constitute an obligation in respect of a borrowing of money in excess of $150,000 individually or in the aggregate;

               (d) agreements, contracts and commitments that constitute a guaranty or indemnity in excess of $100,000 individually or in the aggregate;

               (e) agreements, contracts and commitments providing for the extension of credit, other than in the ordinary course of business from vendors;

               (f) agreements, contracts and commitments limiting the ability of the Company or the Subsidiaries to conduct its business, including as to manner or place;

               (g) agreements, contracts and commitments that are commission, representative, or sales agent agreements;

               (h) agreements, contracts and commitments that are collective bargaining agreements and other agreements to or with any labor union, employees' association or other employee representative of a group of employees;

               (i) agreements, contracts and commitments that are for the employment, severance or retention or any director, officer, employee, agent, consultant or advisor providing for compensation or payments in excess of $50,000 or any other contract or understanding with any director, officer, employee, agent, consultant or advisor, which does not provide for termination at will without further cost or liability to the Company or a Subsidiary as of or at any time after the date of this Agreement;

               (j) agreements, contracts and commitments that are for capital expenditures in an amount exceeding $50,000 in any individual case or $150,000 in the aggregate;

               (k) agreements, contracts and commitments not otherwise set forth on Schedule 3.13, that are in the nature of a profit sharing, bonus, stock option, stock purchase, pension, deferred compensation or retirement, severance, hospitalization, insurance or other plan or contract providing benefits to any Person or former director, officer, employee, agent, shareholder, consultant or advisor or such Persons' dependents, beneficiaries or heirs;

               (l)   Leases;

               (m) agreements, contracts, commitments that are joint venture, partnership or other similar agreement (however named) involving a sharing of profits, losses, costs or liabilities; and

               (n) agreements, contracts and commitments that are agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the confidential information.

True, correct and complete copies of all Material Contracts have been delivered to Buyer. Each Material Contract is a valid and binding obligation of the Company or the Subsidiaries (as applicable) in accordance with its terms and there are no current material defaults by the Company or any of the Subsidiaries or, to the Knowledge of the Company, by the other party thereto, or claims of default and, to the Knowledge of the Company, there are no facts or conditions that have occurred which, through the passage of time or the giving of notice, or both, would constitute a material default by the Company or any of the Subsidiaries or, to the Knowledge of the Company, by the other party thereto or would cause the acceleration of any material obligation of any party thereto or the creation of any additional pledge, encumbrance, lien or security interest upon any material asset of the Company or any Subsidiary.

        Section 3.11  Litigation; Compliance with Laws.

               (a) Except as set forth on Schedule 3.11, there is no material action, proceeding or investigation (whether or not purportedly on behalf of the Sellers, the Company or a Subsidiary) at law or in equity or before any governmental or regulatory entity or Educational Agency pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any of their respective properties or assets and, to the Knowledge of the Company, there is no basis for any such action, proceeding or investigation.

               (b) To the Knowledge of the Company, neither the Company nor the Subsidiaries is in violation of any laws, regulations, ordinances, orders, judgments and decrees to which any of them, or any of their respective businesses, properties or operations is subject.

        Section 3.12  Taxes.

               (a)   Tax Matters.  Except as set forth on Schedule 3.12:

                      (i) All federal, state and local Tax returns ("Returns") required to be filed by or on behalf of the Company or the Subsidiaries on or before the Closing Date (including federal and state income Tax returns required to be filed (without giving effect to any extensions) by the Company and the Subsidiaries for the year ended December 31,
        2002) were correct and complete in all material respects as of the date filed, or if amended on or before the date hereof, were correct and complete in all material respects after giving effect to such amendment. All such Returns that were required to be filed were duly and timely filed and all material Taxes (including, if material, Taxes withheld from employees' salaries and all other withholding Taxes and obligations and deposits required to be made by or with respect to the Company or any of the Subsidiaries) due have been timely paid, or to the extent not due and payable as of the Closing Date, adequate provision for the payment thereof has been made on the financial statements or the respective books of account of the Company and the Subsidiaries.

                      (ii) There is no Tax deficiency outstanding or assessed against the Company or the Subsidiaries or any of their assets or properties. Further, neither the Company nor the Subsidiaries with respect to any Taxes for which the Company or the Subsidiaries could be liable, has received any written notice of a proposed assessment of Taxes, or executed any waiver of any statute of limitations on, or extending the period for, the assessment or collection of any Tax which is still in effect. To the Company's Knowledge, there is no Tax issue that is expected to result in an adjustment or assessment of Tax liability on the Company or any Subsidiary by a Governmental Entity. There is not outstanding any power of attorney that is currently in force with respect to any matter relating to Taxes for which the Company or the Subsidiaries could be liable.

                      (iii) The Company and the Subsidiaries have made available to Buyer complete and accurate copies of all Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company or any of its Subsidiaries since July 1, 1998, provided, however, that the foregoing representation is subject to the Knowledge of the Company for all periods prior to January 1, 2000. The federal income Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in
        Schedule 3.12. No audit or other examination of any Return of the Company or its Subsidiaries is presently in progress, nor has the Company or its Subsidiaries been notified in writing of any request for such an audit or other examination. Neither the Company nor any Subsidiary has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of the Subsidiaries was required to file any material Return that was not filed.

                      (iv) None of the assets of the Company or any Subsidiary are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code. Between January 1, 1998 and the date of this Agreement, neither the Company nor any of the Subsidiaries has been a party to a distribution to which Section 355(e) of the Code applies.

                      (v) Neither the Company nor any of the Subsidiaries (a) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (b) has submitted a request for a private letter ruling (or comparable procedure under state or local law) to the IRS or any state or local taxing authority, which request has not yet been issued or denied; (c) has agreed to, or is required to include in income, any adjustment pursuant to Section 482 of the Code (or similar provision of other law or regulations) (nor, to the Knowledge of the Company, has any Tax authority proposed, or is any Tax authority considering, such adjustment); or (d) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                      (vi) Since January 1, 1998, neither the Company nor any of the Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that has resulted or will result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code or will not be deductible pursuant to Section 162 of the Code, except for payments that (1) are contingent on shareholder approval of such payment as provided in the income tax regulations promulgated under Section 280G and 4999 of the Code for the exemption of such payment from the tax deduction limitation in Section 280G and the excise tax in Section 4999 of the Code and that will not be made if such shareholder approval is not duly obtained prior to the Closing Date, or
        (2) shall not result in the disallowance of any tax deduction of the Company or Buyer under section 280G of the Code that the Company or Buyer would otherwise have been eligible to take if the shareholder approval exemption described in clause (1) would have applied to such payments.

                      (vii) Since July 1, 1998, neither the Company nor any Subsidiary has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, except only with members of the affiliated group of which the Company or any Subsidiary currently is a member; provided, however, that the foregoing representation is subject to the Knowledge of the Company for all periods prior to January 1, 2000. Neither the Company nor the Subsidiaries has any liability for the Taxes of any Person (other than members of the affiliated group of which the Company and the Subsidiaries are currently members) under Treasury Regulation Section 1.1502 - 6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Except for any agreement elected or implied under the Code or the Treasury regulations thereunder, neither the Company nor any Subsidiary is a party to any tax sharing or allocation agreement.

                      (viii) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period ending after the Closing Date as the result of any change in its method of accounting for a taxable period ending on or prior to the Closing Date that resulted in an adjustment to its taxable income pursuant to Section 481 of the Code.

                      (ix )No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

                      (x) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or the Subsidiaries.

                      (xi) With respect to each of the Company's acquisitions of the Subsidiaries, all documents have been timely and properly filed and correctly completed to the extent such filing and completion was necessary to make an effective election under Section 338(h)(10) of the Code (or a comparable election under applicable state law in states where income tax returns were required to be filed with respect to the year that the election was made), and all such elections were effective.

        Section 3.13 Benefit Plans. Schedule 3.13 attached hereto sets forth a complete, accurate and detailed list of all of the Company's and the Subsidiaries' employee welfare and benefit plans ("Benefit Plans"). Except as set forth on Schedule 3.13, neither the Company nor any of the Subsidiaries has ever sponsored, administered or contributed to any employee benefit plan within the meaning of Section 3(3) of ERISA. Except as set forth on Schedule 3.13, there are no accrued liabilities under any Benefit Plans, programs or practices maintained on behalf of the employees of the Company and the Subsidiaries which are not provided for on its books or in the Financial Statements or which have not been fully provided for by contributions to such Benefit Plans, programs or practices. Each of the Benefit Plans is in compliance with all applicable laws, including ERISA and the Code. With respect to each Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code, the Internal Revenue Service has issued a determination letter that the form of such Benefit Plan is so qualified and no event has occurred after the date of such determination that would be reasonably likely to adversely affect such determination. Neither the Company nor any of the Subsidiaries maintains, contributes to or has any liability with respect to any Benefit Plan governed by Title IV of ERISA (including, without limitation, any "multiemployer plan, as defined in Section 3(37) of ERISA). There are no pending or, to the Knowledge of the Company, threatened actions, suits, investigations or claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Benefit Plans or any trusts related thereto, and there are no facts which could be expected to give rise to any such actions, suits, investigations or claims. As of the date hereof and as of the Closing Date, the Company and the Subsidiaries does not and will not maintain any employee welfare benefit plans, as defined in Section 3(1) of ERISA, which provide post-retirement benefits to current or former employees of the Company and the Subsidiaries (including, without limitation, medical and life insurance benefits), other than as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and interpreted by regulations thereunder. Neither the Company nor any of the Subsidiaries has used the services of workers provided by third party contract labor suppliers, temporary employees, "leased employees" (within the meaning of Section 414(n) of the Code), or individuals who have purported to provide services as independent contractors in such a way that would entitle such individuals to participate in a Benefit Plan.

        Section 3.14 Employment Matters. The Company and the Subsidiaries are in material compliance with all applicable federal, state and local laws, rules and regulations affecting employment and employment practices with respect to the Company and the Subsidiaries, including, but not limited to, terms and conditions of employment, employment discrimination and harassment and wages and hours, and the Company and the Subsidiaries are not engaged in any unfair or unlawful labor or employment practices with respect to its employees. Neither the Company nor any of the Subsidiaries has received notice that there are any complaints against the Company or any of the Subsidiaries pending before the National Labor Relations Board, the Equal Employment Opportunities Commission or any similar state or local labor agency. There are no labor strikes, slow-downs or stoppages or other labor troubles pending or, to the Knowledge of the Company, threatened with respect to any employees of the Company or any of the Subsidiaries; to the Knowledge of the Company, no labor organization activities have occurred with respect to employees of the Company and any of the Subsidiaries during the past three years. There are no collective bargaining agreements binding on the Company and the Subsidiaries. The Company and the Subsidiaries have not experienced any work stoppage by their employees during the last three years. In the last three years, neither the Company nor the Subsidiary has experienced a "Plant Closing" or "Mass Layoff" as defined in the Worker Adjustment and Retraining Notification Act.

        Section 3.15 Environmental Matters. Except as set forth on Schedule
3.15,

               (a) The Company and the Subsidiaries have been at all times since January 1, 2000 and continue to be in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments, decrees and all judicial or administrative interpretations thereof relating to pollution or protection of the environment (the "Environmental Laws"). To the Knowledge of the Company, the Company and the Subsidiaries were in material compliance with all Environmental Laws before January 1, 2000.

               (b) The Company and the Subsidiaries possess and are in compliance with, and at all times since January 1, 2000 have possessed and been in compliance with, all material permits, licenses, certificates, approvals, franchises and other authorizations required by any Environmental Laws for the operation of their respective businesses. To the Company's Knowledge, at all times before January 1, 2000 the Company and the Subsidiaries possessed and were in compliance with all material permits, licenses, certificates, approvals, franchises and other authorizations required by any Environmental Laws for the operation of their respective businesses.

               (c) Since January 1, 2000 the operations of the Company and the Subsidiaries have not caused any release of hazardous substances (as defined by the Comprehensive Environmental Response Compensation and Liability Act, as amended), or hazardous waste (as defined by the Resource Conservation and Recovery Act, as amended, but also including crude oil or any fraction thereof) ("Environmental Release") on (i) any real property then owned, leased or operated by the Company or any of the Subsidiaries, or (ii) any other property at which the Company or any of the Subsidiaries has disposed of or arranged for the disposal of hazardous substances or hazardous wastes.

               (d) Neither the Company nor the Subsidiaries owns or operates or since January 1, 2000, has owned or operated, any underground storage tanks and, to the Company's Knowledge, no underground storage tanks are located or have been located on property now or formerly owned, leased or operated by the Company or any of the Subsidiaries.

               (e) Since January 1, 2000, there has been no Environmental Release at any real property presently owned, leased or operated by the Company or any of the Subsidiaries, and to the Company's Knowledge there has been no Environmental Release at any real property formerly owned, leased or operated by the Company or any of the Subsidiaries that could give rise to liability of the Company or any of the Subsidiaries.

               (f) There are no suits, notices or claims related to any Environmental Release that are pending, or to the Company's Knowledge, threatened against the Company or any of the Subsidiaries.

        Section 3.16 Brokers', Finders' Fees, etc. Except for Banc of America Securities LLC, the fees and expenses of which will be paid by the Sellers on or before the Closing, and Sutter Securities Incorporated, who will not be entitled to any compensation in connection with the transactions contemplated by this Agreement, neither the Company nor the Subsidiaries has employed any broker, finder, investment banker or financial advisor as to whom the Company may have any obligation to pay or has otherwise agreed to pay any brokerage or finders' fees, commissions or similar compensation in connection with the transactions contemplated hereby.

        Section 3.17 Affiliate Transactions. Except as disclosed on Schedule 3.17, neither the Sellers nor any officer or director of the Company or the Subsidiaries or any person related by blood or marriage to any such person, or any entity in which any such person owns any beneficial interest, is a party to any material agreement, contract, commitment or transaction with the Company or the Subsidiaries or which is pertaining to the business of the Company or the Subsidiaries.

        Section 3.18 Insurance. Schedule 3.18 sets forth a list of all of the existing insurance policies of fire, liability, product liability and workmen's compensation insurance held by or on behalf of the Company and the Subsidiaries. All premiums due and payable thereon have been paid, and, as of the date hereof, neither the Company nor the Subsidiaries has received any notice of cancellation or non-renewal of any such policy.

        Section 3.19  Compliance with Title IV Programs.

               (a) Except as set forth on Schedule 3.19(a), since July 1, 1998, the Company and the Subsidiaries have been and are in compliance in all material respects with any and all applicable laws and regulations relating to any forms of student financial assistance, grants or loans ("Financial Assistance"), including, without limitation, the financial responsibility and administrative capability requirements, as defined by ED at 34 C.F.R. Part 668, Subpart L, and 34 C.F.R. Section 668.16, and all statutory and regulatory provisions related to the Company's and the Subsidiaries' participation in the Title IV Programs.
Schedule 3.19(a) also sets forth the composite score for the Company and each of the Subsidiaries, calculated in accordance with 34 C.F.R. Section 668.172, for the fiscal years ending on December 31, 2000, 2001 and 2002. Except as set forth on Schedule 3.19(a), since July 1, 1998, neither the Company or any of the Subsidiaries has received a request from ED that it post a letter of credit, including a letter of credit due to late refunds, nor has ED placed the Company or any of its Subsidiaries on either the cash-monitoring or reimbursement payment methods.

               (b) No institution of higher education operated by the Company or any of the Subsidiaries received more than eighty-five percent (85%) (for the Company's fiscal year ending on December 31, 1998) or ninety percent (90%) (for the Company's fiscal years ending on December 31, 1999, 2000, 2001 and 2002) of its revenues on a cash basis from the Title IV Programs, as such calculation is set forth at 34 C.F.R. Section 600.5, and as such regulation was in effect or interpreted by ED under Dear CPA Letter 99-01 (April 26, 1999), Dear Colleague Letter GEN 99-33 (October 1999), and Dear CPA Letter 99-02 (November 1, 1999) for the applicable year. Schedule 3.19(b) contains a correct statement of the percentage of revenue from Title IV Programs for each institution for each such fiscal year.

               (c) Schedule 3.19(c) sets forth the official cohort default rates for each institution of higher education operated by the Company or any of the Subsidiaries, as calculated and published by ED pursuant to 34 C.F.R. Part 668, Subpart M, or a predecessor regulation, for the Federal cohort years 1998, 1999 and 2000, and the draft cohort default rates issued by ED to each such institution for the Federal cohort year 2001.

               (d) None of the Company, any Subsidiary nor any person or entity that exercises substantial control over the Company or any of the Subsidiaries (as the term "substantial control" is defined in 34 C.F.R. Section 668.174(c)(3)), or member of such person's family (as the term "family" is defined in 34 C.F.R. Section 668.174(c)(4)), alone or together, (i) exercises or exercised substantial control over another institution or third-party servicer (as that term is defined in 34 C.F.R. Section 668.2) that owes a liability for a violation of a Title IV Program requirement or (ii) owes a liability for a Title IV Program violation.

               (e) Since July 1, 1998, neither the Company nor any Subsidiary has knowingly employed in a capacity involving administration of Title IV Program funds, any individual who has been convicted of, or has pled nolo contendre or guilty to, a crime involving the acquisition, use or expenditure of federal, state or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds.

               (f) Since July 1, 1998, neither the Company nor any Subsidiary has knowingly contracted with an institution or third-party servicer that has been terminated under Section 487 of the Higher Education Act for a reason involving the acquisition, use, or expenditure of federal, state or local government funds, or that has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds.

               (g) Neither the Company nor any affiliate of the Company that has the power, by contract or ownership interest, to direct or cause the direction of management of policies of any of the Subsidiaries has filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy.

               (h) Since July 1, 1998, neither the Sellers, the Company, any of the Subsidiaries nor any of their respective chief executive officers has pled guilty to, pled nolo contendre to, or been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title

IV Programs or been judicially determined to have committed fraud involving funds under the Title IV Programs.

               (i) Since July 1, 1998, neither the Company nor any of the Subsidiaries has knowingly contracted with or employed any individual, agency, or organization that has been, or whose officers or employees have been convicted of, or pled nolo contendre or guilty to, a crime involving the acquisition, use or expenditure of federal, state or local government funds, or administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds.

               (j) The Company, and each institution of higher education operated by the Company or its Subsidiaries, are in compliance within the error rate allowed under 34 C.F.R. Section 668.173(b) with all Educational Agency and ED requirements and regulations relating to (i) fair and equitable refund policy, and (ii) the calculation and timely repayment of federal and nonfederal funds, and any and all refunds required thereunder as of the date of this Agreement have been timely paid by the Company and each institution of higher education operated by the Company or its Subsidiaries.

        Section 3.20  Educational Approvals.

               (a) Schedule 3.20(a) lists each Educational Approval presently held by the Company and the Subsidiaries and also lists each state, governmental department and/or agency, or non-governmental or quasi-governmental body, including any Educational Agency granting such Educational Approval with respect to any of the Company's or any Subsidiaries' educational programs, including, without limitation, ACCET, ACCSCT, ACICS, CAAHEP and ED. Schedule 3.20(a) also lists each "institution of higher education" presently owned or operated by the Company or any of the Subsidiaries, as the term "institution of higher education" is defined by ED, including the campus that is designated by ED as the main campus and each additional location of such main campus. The Company has delivered to the Buyer true and complete copies of all such Educational Approvals. Except as set forth on Schedule 3.20(a), the Company and the Subsidiaries have received all necessary Educational Approvals for their existing operations and receipt of Financial Assistance, including, but not limited to, all requisite approvals for the educational and training programs currently offered from their Educational Agencies and the states in which they operate.

               (b) Except as set forth on Schedule 3.20(b), the Educational Approvals set forth on Schedule 3.20(a) are in full force and effect, and no proceeding for the suspension, limitation, revocation, termination or cancellation of any of them is pending or, to the Knowledge of the Company, threatened. Since July 1, 1998, neither the Company nor any Subsidiary has received any written notice that any of the Educational Approvals set forth on
Schedule 3.20(a) will not be renewed.

               (c) Ashmead is accredited by ACCET, Eton is accredited by ACICS and CAAHEP and Sequoia is accredited by ACCSCT. Each Subsidiary is certified by ED as an eligible institution of higher education and is a party to a program participation agreement with ED. Except as set forth on Schedule 3.20(c), since July 1, 1998 neither the Company nor any Subsidiary has received any written notice of any alleged violation of any law, or regulation, related to the Title IV Programs, or of any standard of any applicable Educational Agency, or of any law or regulation related to maintaining and retaining in full force and effect any and all Educational Approvals necessary for the Company's or any of the Subsidiaries' existing operations and receipt of Financial Assistance.

               (d) Except as set forth on Schedule 3.20(d), since July 1, 1998 neither the Company nor any Subsidiary has received any notice of (i) any investigation, review, or audit of the operation of its Financial Assistance programs or (ii) any review of the Educational Approvals by any Educational Agency.

               (e) Each educational program offered by any institution of higher education operated by the Company or any of its Subsidiaries for which Title IV Program funds are provided is an eligible program in compliance with the requirements of 34 C.F.R. Section 668.8. Schedule 3.20(e) sets forth a complete list of each eligible program for which Title IV Program funds are provided at each institution of higher education operated by the Company or any of its Subsidiaries.

               (f) Since July 1, 1998, the Company, and each institution of higher education operated by the Company or any of its Subsidiaries, have complied in all material respects with ED requirements that no student be funded prior to the date for which such student was eligible for funding.

        Section 3.21 Recruitment; Admissions Procedures; Attendance; Reports.
Schedule 3.21 contains a complete list of all current internal written procedures or instructions relating to recruitment of students for the Subsidiaries, including, without limitation, (a) procedures for assisting in the application by prospective students for direct or indirect state or federal financial assistance, including Title IV Program funding; (b) admissions procedures, including any descriptions of procedures for ensuring compliance with state or federal or other appropriate standards or tests or eligibility; and (c) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course completion (collectively, the "Policy Guidelines"). The Company has delivered or made available to the Buyer true, correct and complete copies of all Policy Guidelines and all documents regarding the foregoing that are currently disseminated in the ordinary course of business to students. Since July 1, 1998, the Company's and each Subsidiaries' operations have been conducted in accordance, in all material respects, with the applicable Policy Guidelines and all relevant standards imposed by applicable Educational Agencies, and agencies administering state or federal student aid programs in which any Subsidiary participates.

        Section 3.22 Educational Agency and Governmental Approvals. To the Knowledge of the Company, there exist no facts or circumstances attributable to the Company or any Subsidiary that would reasonably be expected to cause ED, or any other governmental or regulatory authority or Educational Agency whose authorization, consent or similar approval is required for the consummation of the transactions contemplated by this Agreement or the operation of the Company and the Subsidiaries after the Closing Date, to refuse to deliver such authorization, consent or similar approval. Neither the Company nor any Subsidiary, or Lombard or any of their respective Affiliates or employees has been nor is the subject of any actions, suits, proceedings, investigations, audits, program reviews or claims that would reasonably be expected to prevent or delay the approval of the change in ownership of the Company by any Educational Agency that is required to approve the change or issue a Educational Approval to the Buyer or the Company as a result of such change.

        Section 3.23 Regulatory Due Diligence. The Company and its Subsidiaries have made available to Buyer true and complete copies of correspondence and documents currently in their possession received from, or sent by or on behalf of the Company, or by any institution of higher education operated by the Company or any of its Subsidiaries to, ED or any Educational Agency including, but not limited to, correspondence and documents that were (i) sent or received within the past five (5) years or relate to any issue which remains pending, and
(ii) relate to: (A) any written notice that any Educational Approval is not in full force and effect or that an event has occurred which constitutes or, with the giving of notice or the passage of time or both, would reasonably be expected to result in revocation of such Educational Approval; (B) any written notice that the Company, or institution of higher education operated by the Company or any of its Subsidiaries, has violated or are violating any legal requirement, regulation, rule, standard or requirement related to the Title IV Programs, or any standard or requirement of ED or any other applicable Educational Agency, or any legal requirement, regulation, rule, standard or requirement related to the maintaining and retaining in full force and effect any Educational Approval; (C) any audits, program reviews, investigations or site visits conducted by ED or any other Educational Agency, any other governmental authority, or any independent auditor reviewing compliance with the statutory, regulatory or other requirements of the Title IV Programs by the Company, or institution of higher education operated by the Company or any of its Subsidiaries; (D) any written notice of an intent to limit, show cause, suspend, terminate, revoke, cancel, not renew or condition (including any action placing the Company, or any institution of higher education operated by the Company or any of its Subsidiaries, on probation) the accreditation of the Company or any institution of higher education operated by the Company or any of its Subsidiaries; (E) any written notice of an intent or threatened intent to condition the provision of Title IV Program funds to any institution of higher education operated by the Company or any of its Subsidiaries, or the continued operation of the education programs offered by any institution of higher education operated by the Company or any of its Subsidiaries on the posting of a letter of credit or other surety in favor of ED or any Educational Agency; (F) any written notice of an intent to provisionally certify the eligibility of any institution of higher education operated by the Company or any of its Subsidiaries to participate in the Title IV Programs; and (G) the placement or removal of the Company, or any institution of higher education operated by the Company or its Subsidiaries, on or from the reimbursement or cash monitoring method of payment under Title IV Programs.

        Section 3.24 Knowledge of the Company. Notwithstanding anything in this Agreement to the contrary, with respect to the representations made by the Company in Sections 3.19, 3.20 and 3.21 of this Agreement, any representation qualified by the phrase "since July 1, 1998" is subject to the Knowledge of the Company for periods prior to January 1, 2000.

        Section 3.25 Condition and Sufficiency of Assets. Except as set forth in
Schedule 3.25, to the Knowledge of the Company, none of the buildings, plants, structures, and equipment owned or leased by the Company or any of the Subsidiaries is in need of any item of maintenance or individual repair for which the Company or the Subsidiaries would be responsible for payments in an amount greater than $150,000.

      Section 3.26 Accounts Receivable. Except as set forth on Schedule 3.26, all accounts receivable of the Company and the Subsidiaries, whether reflected on the Financial Statements, or to be reflected on the Closing Report, represent services actually rendered in the ordinary course of business or valid claims as to which full performance has been rendered, and the reserves against the accounts receivable for returns and bad debts are commercially reasonable and have been calculated in a manner consistent with past practice. Except to the extent reserved against the accounts receivable in the appropriate Financial Statement, no counterclaims or offsetting claims with respect to the accounts receivable have been formally asserted. Since December 31, 2002, neither the Company nor the Subsidiaries has discounted or sold any of their respective accounts receivable or any portion thereof (either to the debtor(s) or in connection with the sale of such receivables to a third party).

      Section 3.27 Books of Account and Reports; Internal Controls; Absence of Certain Payments; Bank Accounts.

            (a) Books of Account and Reports. The Company's books of account reflect substantially all of its and the Subsidiaries' items of income and expense, and substantially all of its and the Subsidiaries' assets, liabilities and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements, in accordance with GAAP.

            (b) Corporate Records. The minute books of the Company and the Subsidiaries reflect accurately all significant action taken by the shareholders and Board of Directors (or any committee thereof) of the Company and the Subsidiaries. The stock certificate books of the Company and the Subsidiaries reflect accurately all transactions in their respective capital stock of all classes.

            (c) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

                  (i) transactions are executed in accordance with management's general or specific authorization;

                  (ii) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and (2) to maintain accountability for assets;

                  (iii)access to assets is permitted only in accordance with management's general or specific authorization; and

                  (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (d) Absence of Certain Payments. To the Knowledge of the Company, none of the Company, the Subsidiaries, nor any of their respective directors, officers, agents or employees has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees from corporate funds, or established or maintained any unlawful or unrecorded funds.

            (e) Schedule 3.27(e) sets forth (i) a true and complete list of each bank, deposit, lock-box or cash collection, management or other account, of the Company and the Subsidiaries, including the title and number of the account, the financial or other institution at which such account is located and the names of all Persons authorized to draw thereon or have access thereto and (ii) the names of each Person holding powers of attorney or agency authority from the Company or any of the Subsidiaries.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Company and the Sellers as follows:

      Section 4.1 Corporate Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease and operate its property and assets.

      Section 4.2 Authorization. The Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Buyer has taken all action required to authorize the execution and delivery of this Agreement, the performance of the Buyer's obligations hereunder and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of the Buyer are necessary to authorize the execution, delivery and performance by the Buyer of this Agreement. This Agreement is a valid and binding agreement of the Buyer, enforceable against it in accordance with its terms except (a) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 4.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the charter or bylaws of the Buyer, or violate, or be in conflict with, or allow the termination of, or constitute a default under, or cause the acceleration of the maturity of, or create a lien under, any material debt or obligation pursuant to any material agreement or commitment to which the Buyer is a party or by which the Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Buyer is subject.

      Section 4.4 Consents and Approvals of Governmental Authorities. Except as set forth on Schedule 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

      Section 4.5 Sophisticated Investor. The Buyer is a sophisticated investor, represented by independent legal counsel with experience in the acquisition and valuation of ongoing businesses. The Buyer is acquiring the Stock for investment purposes only, and not with a view to, or for, any public resale or other distribution thereof. The Buyer acknowledges that the Stock has not been registered under the Securities Act or any state securities laws and that the Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.

      Section 4.6 Brokers', Finders' Fees, etc. The Buyer has not employed any broker, finder, investment banker or financial advisor as to whom the Buyer may have any obligation to pay any brokerage or finders' fees, commissions or similar compensation in connection with the transactions contemplated hereby.

      Section 4.7 Litigation. There is no action, proceeding or investigation pending or to the Knowledge of the Buyer, threatened against the Buyer, which, if adversely determined, would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

      Section 4.8 Capital Adequacy. The Buyer has cash and available credit facilities sufficient to pay the Purchase Price in accordance with Section 1.5.

      Section 4.9 Reliance on Representations and Warranties. The Buyer is not relying on any representations and warranties other than those set forth in Articles II and III in determining to consummate the transactions contemplated by this Agreement.

                                    ARTICLE V

                       CONDUCT OF BUSINESS PENDING CLOSING

      Section 5.1 Conduct of Business. Except as set forth on Schedule 5.1, from and after the date of this Agreement until the Closing Date, Sellers agree to cause the activities and operations of the Company and the Subsidiaries to be conducted in the ordinary course of business in substantially the same manner as presently conducted and will not permit the Company or any Subsidiary to take any of the following actions without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

            (a) Transfer, issue, sell, redeem or dispose of, or agree to do so, any debt obligations or capital stock or other securities of the Company or the Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire capital stock of the Company or the Subsidiaries, other than repayment of the Indebtedness at the Closing;

            (b) Effect any recapitalization, reclassification, stock split or like change in the capital stock of the Company or the Subsidiaries;

            (c) Propose to amend or amend the certificate of incorporation or bylaws or similar documents of the Company or the Subsidiaries;

            (d) Acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business entity or division thereof;

            (e) Permit the Company or the Subsidiaries to borrow monies for any reason in an amount in excess of $150,000 (other than ordinary course trade payables), or become the guarantor, surety, endorser or otherwise liable for any liability (contingent or otherwise) of any other person or entity (except as the endorser of checks in the ordinary course of business);

            (f) Acquire any material assets or sell, assign, pledge, transfer, convey, lease or otherwise dispose of any of the assets of the Company or the Subsidiaries (except, in each case, for fair consideration in the ordinary course of business consistent with past practice and in amounts not in excess of $150,000 in the aggregate and except for the disposition in the ordinary course of business of obsolete, nonfunctioning or damaged items of personal property);

            (g) Except for the capital expenditures set forth on Schedule 5.2, incur any capital expenditures or enter into any commitment for capital expenditures in excess of $150,000 in the aggregate;

            (h) Enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization relating to any employees of the Company or the Subsidiaries;

            (i) Except in accordance with their terms, terminate any Material Contract (provided, that the termination of any Material Contract by any other party thereto, shall not violate this provision), renew for a period of more than one year or renegotiate (if such renegotiation would result in a material increase in the obligations of the Company the Subsidiaries under such Material Contract) or default on and fail to cure such default within fifteen (15) days any material obligation under any Material Contract;

            (j) Except for contracts, commitments or understandings for the capital expenditures set forth on Schedule 5.2, enter into any transaction (or series of related transactions) or make or enter into any contract, commitment or understanding (or series of related contracts, commitments or understandings) which calls for payments by the Company or the Subsidiaries in an aggregate amount in excess of $150,000;

            (k) Authorize, propose, enter into or agree to enter into any acquisition of securities, any disposition of securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

            (l) Terminate or fail to renew any existing material insurance coverage;

            (m) Terminate or fail to renew or preserve any material permits, licenses or approvals, including any Educational Approval;

            (n) Make any loan, or enter into any commitment to make any loan, or other extension of credit to or for the benefit of Lombard or any Affiliate of the Sellers, the Company or the Subsidiaries;

            (o) Grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any individual officer, director, employee or agent or pay any bonus to any person or entity, or enter into any employment or severance agreement with any officer, director or employee, in each case, except as required under any existing Material Contract disclosed on
Schedule 3.10;

            (p) Except in the ordinary course of business, dispose of or permit to lapse any rights to use any material intangible rights or dispose of any intangible rights not a matter of public knowledge;

            (q) Compromise or otherwise settle any material claims of the Company or the Subsidiaries, or adjust any assertion or claim of a material deficiency in taxes of the Company or the Subsidiaries (or interest thereon or penalties in connection therewith), in any case, before furnishing a copy to the Buyer and affording the Buyer an opportunity to consult with respect thereto; or make any material tax election or change any method or period of accounting principles or practices of the Company or the Subsidiaries (except as required by applicable Law);

            (r) Engage in any sale or discount of the Company's or the Subsidiaries' accounts receivable (whether by discount to the debtors or by sale to any third party);

            (s) Other than the payments described in Section 1.5, declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, personal property, real property or other thing of value, to the stockholders of the Company or the Subsidiaries;

            (t) Take any action that would cause the Buyer to be unable to obtain good and marketable title to the Stock at the Closing (including pledging any of such Stock as security for obligations of Sellers or the Company);

            (u) Terminate or suspend any executive officer of the Company or any of the Subsidiaries, or the Director of Administration for any campus operated by any of the Subsidiaries; or

            (v) Agree to make any commitment to take any action prohibited by this Article V.

      Section 5.2 Capital Expenditures Budget. Attached hereto as Schedule 5.2 is a capital expenditures budget for the Company and the Subsidiaries, detailed by month, for the fiscal year ending December 31, 2003 (the "Capital Expenditures Budget"). From and after the date of this Agreement until the Closing Date, Sellers agree to cause the Company and the Subsidiaries to make capital expenditures substantially consistent in timing and amount with the Capital Expenditures Budget.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      Section 6.1 Reasonable Access. From and after the date of this Agreement until the Closing Date, the Company will permit representatives of the Buyer to have access at all reasonable times during business hours to the books, accounts, records, properties, operations and facilities of every kind the Company and the Subsidiaries, and will furnish the Buyer with such financial and operating data concerning the Company and the Subsidiaries as the Buyer shall from time to time reasonably request. The Buyer shall have reasonable access to discuss the relevant affairs and operations of the Company and the Subsidiaries with the employees of the Company and the Subsidiaries and the Sellers' Contact at appropriate times during business hours. Any investigation by the Buyer shall not affect the representations and warranties made herein by the Sellers or the Company nor any rights or remedies of the Buyer with respect to the breach thereof. Dennis Beal, on behalf of the Buyer (the "Buyer's Contact"), or his designee, and Matthew Taylor, on behalf of the Sellers (the "Sellers' Contact"), or his designee, shall serve as the primary contacts with respect to the Buyer's access pursuant to this Section 6.1. From the date hereof to the Closing, the Buyer shall not be permitted to have any access pursuant to this Section 6.1 without the Sellers' Contact's prior consent, such consent not to be unreasonably withheld or delayed. The Sellers agree to cause the Sellers' Contact to be reasonably available during business hours to communicate with the Buyer's Contact.

      Section 6.2 Confidentiality. All information supplied to the Buyer by the Sellers (or their respective officers, directors, employees, agents or representatives (collectively, "Representatives") or to the Sellers by the Buyer or its Representatives in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the "Confidential Information") shall be maintained in strict confidence by such receiving party and its Representatives for a period of three (3) years after the date hereof and in the event this Agreement is terminated, all written materials relating thereto shall be returned to the party supplying such information or, at the written request of the supplying party, destroyed by the receiving party, in which case, such receiving party shall deliver an officer's certificate to the supplying party certifying as to such return or destruction. In such event, the receiving party and its Representatives shall make no disclosure or use of the other party's Confidential Information whatsoever. The provisions of this Section 6.2 shall not apply to information that (a) was generally available to the public other than as a result of the disclosure by such party in violation of this Agreement, (b) was in the receiving party's possession prior to being supplied by the supplying party, provided that the source of such information was not, to the receiving party's knowledge, prohibited from disclosing the information by a legal, contractual or fiduciary obligation, (c) becomes known to the receiving party through disclosure by sources other than the disclosing party, provided that the source of such information was not, to the receiving party's knowledge, prohibited from disclosing the information by a legal, contractual or fiduciary obligation, (d) is independently developed by the receiving party without reference to or reliance upon the Confidential Information or (e) is required by law or by the order of any court or government agency, or in any litigation or similar proceeding to be disclosed; provided, that a receiving party shall, prior to making such legally required or compelled disclosure, notify the other party in order to permit the other party to seek at the other party's expense an appropriate protective order. The Buyer's obligation under this Section 6.2 to maintain the confidentiality of information pertaining solely to the Company or the Subsidiaries provided by the Sellers or their Representatives to the Buyer shall expire at the Closing. Notwithstanding the foregoing, except as limited by any applicable federal and state securities laws, each of the parties hereto (and each employee, representative, or other agent of such parties) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such tax treatment and tax structure.

      Section 6.3 Notification.

            (a) From the date hereof until the Closing Date, the Company and Sellers shall, promptly, but in any event within five (5) Business Days of their discovery thereof, disclose to the Buyer in writing if, after the date of this Agreement, any of the Sellers or the Company (i) becomes aware of any fact, event or condition that causes any of the representations and warranties contained in Articles II or III to fail to be true or correct in all material respects, (ii) becomes aware of the occurrence of any fact, event or condition which will reasonably likely have a Material Adverse Effect, (iii) becomes aware of the breach by the Company, the Subsidiaries or the Sellers of any of their respective covenants and obligations under this Agreement, or (iv) becomes aware of the occurrence of any fact, event or condition that is reasonably likely to make the satisfaction of the conditions in Article VII impossible.

            (b) From the date hereof until the Closing Date, the Buyer shall promptly, but in any event within five (5) Business Days of its discovery thereof, disclose to the Sellers in writing if, after the date of this Agreement, the Buyer (i) becomes aware of any fact, event or condition that causes any of the representations and warranties contained in Article IV to fail to be true or correct in all material respects, (ii) becomes aware of the breach by the Buyer of any of its covenants and obligations under this Agreement, or
(ii) becomes aware of the occurrence of any fact, event or condition that will probably make the satisfaction of the conditions in Article VIII impossible.

      Section 6.4 Interim Financial Statements and Other Information. From the date hereof to the Closing Date, the Company shall furnish to the Buyer (a) within ten (10) Business Days after they become available, copies of all (i) reports, renewals, filings, certificates, statements and other documents filed with any governmental or regulatory agency or authority; (ii) notices or communications from any governmental or regulatory agency or authority and (iii) notice of any planned or threatened labor dispute, organization efforts, strike or collective work stoppage affecting the employees of the Company or the Subsidiaries, and (b) within two (2) Business Days after they are completed, copies of all quarterly unaudited balance sheets, statements of operations and cash flow for the Company and the Subsidiaries on a consolidated basis and monthly unaudited balance sheets and statements of operations. Each of the financial statements delivered pursuant to this Section 6.4 shall be prepared substantially in the same manner as presently prepared, in accordance with GAAP, subject to year-end adjustments and any other adjustments described therein and the absence of footnotes thereto.

      Section 6.5 Amendment of Charter Documents. For a period of six (6) years after the Closing Date, the Buyer shall not amend the corporate charter or bylaws of the Company or the Subsidiaries, and the Buyer shall cause the Company and the Subsidiaries not to amend their respective corporate charters or bylaws, if the effect of doing so would be to reduce or narrow the scope of the Company's or the Subsidiaries' obligations to indemnify its officers and directors who served in such capacities prior to the Closing Date or to reduce or narrow the scope of any exculpatory provision in favor of any such person. The Buyer acknowledges that the intent of this provision is to give such Persons the benefits of indemnity and exculpation to the full extent permitted by applicable law.

      Section 6.6 Employee Matters. The Buyer agrees that it will continue to employ for a period of at least three (3) months from the Closing Date at least seventy-five percent (75%) of the Subsidiaries' employees on terms and conditions that are no less-favorable in the aggregate to the terms and conditions on which such employees were employed by the Subsidiaries prior to the Closing Date. Effective as of the Closing Date, or as soon thereafter as reasonably practicable by the Buyer, each of the Company's and the Subsidiaries' employees shall be eligible to participate in the various Benefit Plans maintained by or on behalf of Buyer including any retirement, health, disability, dental and life insurance plans, subject to the terms and conditions of each applicable plan. With respect to such Benefit Plans, the Buyer shall, so long as the Buyer's Benefit Plans permit such actions (i) waive any waiting period for such employees and their dependents, and (ii) waive any pre-existing condition exclusion or limitation for such employees and their dependents and
(iii) credit such employees period of service with such Subsidiary for the purpose of determining eligibility and vesting (but not for the purpose of determining accruals of benefits) under Benefit Plans maintained by or on behalf of the Buyer.

      Section 6.7 Books and Records. The Buyer will preserve all books and records of the Company and the Subsidiaries received from the Sellers, or held by the Company or the Subsidiaries immediately after the Closing in accordance with the same procedures that the Buyer uses for its books and records, and provide the Sellers or their agents reasonable access to such books and records, and the ability to make copies of such books and records at the expense of the Sellers, for a period of six (6) years following the Closing Date, or until such later date as preservation of and access to those books and records is no longer required by any governmental or similar body.

      Section 6.8 Tax Matters.

            (a) Returns and Payments. From and after the Closing Date, the Buyer shall, at its own expense, prepare and file, or cause to be prepared and filed, all Tax Returns (including amended Tax Returns) of the Company and the Subsidiaries for all taxable periods beginning after the Closing Date.

            (b) Pre-Closing Periods. The Buyer shall, at its own expense, prepare and file, or cause to be prepared and filed, all Returns (including amended Returns) of the Company and the Subsidiaries for all taxable periods ending on or prior to the Closing Date that have not been filed as of the Closing Date. Any Returns prepared by Buyer for any taxable period ending on or prior to the Closing Date (including any amended Returns) shall be prepared in a manner consistent with past practices of the Company and the Subsidiaries (except as required by applicable Law) during the taxable periods ending on or prior to the Closing Date. Thirty (30) days prior to the due date for any such Return (or thirty (30) days prior to the filing of any amended Return), the Buyer will provide to the Sellers' Representative a copy of such Return (which shall be prepared by Ernst Young LLP or a comparable accounting firm) and Buyer shall incorporate therein reasonable comments timely provided in writing by Sellers' Representative. For purposes of the foregoing, comments provided on or before the earlier to occur of (i) thirty
(30) days after delivery of such Return by Buyer to Sellers' Representative and
(ii) seven (7) days prior to the due date for any such Return, shall be considered timely. Buyer shall timely pay, or cause to be paid, when due all Taxes shown as due on such Returns. Sellers shall pay the Buyer, as an adjustment to the Purchase Price, any such Taxes due and payable within ten (10) business days of receipt of notice of such filing by Buyer to the extent such Taxes are not reflected as a liability on the Final Closing Statements which notice shall set forth in reasonable detail the calculations regarding Sellers' share of such Taxes. In lieu of payment by Sellers pursuant to the preceding sentence, Buyer may elect to receive payment from the Indemnification Escrow Fund to the extent of the payment otherwise required to be made by Sellers.

            (c) Overlap Period. In the case of any taxable period beginning on or before the Closing Date and ending after the Closing Date (an "Overlap Period"), the Buyer shall, at its own expense, prepare and file, or cause to be prepared and filed, all Returns (including amended Returns) of the Company and the Subsidiaries. Such Returns (including any amended Returns) shall be prepared in a manner consistent with past practices of the Company and the Subsidiaries (except as required by applicable Law) during the taxable periods (or portions thereof) ending on or prior to the Closing Date (the "Pre-Closing Periods"). Thirty (30) days prior to the due date for any such Return (or thirty (30) days prior to the filing of any amended Return), the Buyer will provide to the Sellers' Representative for the Sellers' review a copy of pro-forma Returns reflecting only the Company and the Subsidiaries (which shall be prepared by Ernst & Young LLP or a comparable accounting firm) and Buyer shall incorporate therein reasonable comments timely provided in writing by Sellers' Representative. For purposes of the foregoing, comments provided on or before the earlier to occur of (i) thirty (30) days after delivery of such Return by Buyer to Sellers' Representative and (ii) seven (7) days prior to the due date for any such Return, shall be considered timely. Buyer shall timely pay, or cause to be paid, when due all Taxes shown as due on such Returns. Sellers shall pay the Buyer, as an adjustment to the Purchase Price, any such Taxes due and payable within ten (10) business days of receipt of notice of such filing by Buyer to the extent such Taxes are not reflected as a liability on the Final Closing Statements, which notice shall set forth in reasonable detail the calculations regarding Sellers' share of such Taxes. In lieu of payment by Sellers pursuant to the preceding sentence, Buyer may elect to receive payment from the Indemnification Escrow Fund to the extent of the payment otherwise required to be made by Sellers. For income tax purposes, beginning on the day after the Closing Date, the Buyer shall report the Buyer, the Company and the Subsidiaries as members of an affiliated group filing consolidated Returns.

            (d) Apportionment of Liability. For purposes of apportioning liability for Taxes in connection with any Overlap Period (i) in the case of Taxes based upon or related to income or receipts, the amount of any such Taxes allocable to the portion of the taxable period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date; and (ii) in the case of Taxes other than Taxes described in clause (i), the amount of such Taxes allocable to the portion of the taxable period ending on the Closing Date shall be the product of (A) the amount of such Taxes for the entire period and (B) a fraction the numerator of which is the number of calendar days in the period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period .. Notwithstanding the foregoing, for purposes of this Agreement, the taxable income of the Company and the

Subsidiaries for taxable periods (or portions thereof) ending on or before the Closing Date shall not be adversely effected by any items, events or transactions occurring after the Closing.

            (e) No Section 338 Election. The Buyer shall not, in connection with the transactions contemplated by this Agreement, make or cause to be made any actual or deemed election under Section 338 of the Code or any corresponding provision of state, local or foreign law.

            (f) Conduct and Notice of Audits.

                        (A) Sellers shall promptly notify Buyer in writing upon receipt by Sellers or any Affiliate of Sellers of any communication with respect to any pending or threatened Proceedings or assessments in connection with Taxes (or an issue relating thereto) for which Buyer could be responsible pursuant to this Agreement. Sellers shall include with such notification a true, correct and complete copy of any written communication so received by Sellers or any Affiliate of Sellers. Buyer shall promptly notify Sellers in writing upon receipt by Buyer or any Affiliate of Buyer of any communication with respect to any pending or threatened Proceedings or assessments in connection with Taxes (or an issue relating thereto) for which Sellers could be responsible pursuant to this Agreement. Buyer shall include with such notification a true, correct and complete copy of any written communication so received by Buyer or any Affiliate of Buyer.

                        (B) Except as provided in this Section 6.8(f), Buyer shall have the exclusive right to represent the interests of the Company and each Subsidiary in any Proceeding relating to Returns of the Company and any Subsidiary; provided, however, that in connection with (x) any Proceeding involving any issue that could result in Sellers bearing any liability or incurring any obligation under this Agreement, including, without limitation, the indemnification provisions hereof, or (y) the pursuit of any Refund that could be added to the Indemnification Escrow Fund (any issue described in clause (x) or the subject of any refund described in clause (y), a "Seller Tax Issue"), then (I) without the prior written consent of Sellers' Representative, such consent not to be unreasonably withheld, Buyer shall not settle and shall not have the right, power or authority to agree to settle any such Seller Tax Issue (it being understood that such consent right shall relate only to the settlement of those Seller Tax Issues that would (as a result of such settlement) directly or indirectly result in an Indemnifiable Loss in excess of $150,000 (determined before giving effect to the basket or subbasket limitations in Section 9.3(c)) or, in connection with any settlement relating to a Refund, could result in an amount to be added to the Indemnification Escrow Fund) and (II) Buyer in good faith shall provide Sellers' Representative and its counsel a reasonable opportunity to participate at their own expense in any Proceeding or the pursuit of any Refund involving a Seller Tax Issue. In connection with any Proceeding or the pursuit of any Refund involving a Seller Tax Issue (i) Buyer shall inform Sellers' Representative, reasonably promptly in advance, of the date, time and place of all Proceedings relating to such Seller Tax Issue, including, without limitation, all administrative and judicial meetings, conferences, hearings and other Proceedings; (ii) Buyer shall provide Sellers' Representative with updates, no less often than monthly, as to the status of any Proceeding or the pursuit of any Refund to the extent such status relates to a Seller Tax Issue; (iii) Buyer shall promptly notify Sellers' Representative of any significant developments in connection with any Proceeding or otherwise relating to a Seller Tax Issue, including the pursuit of any Refund, (iv) Buyer shall provide to Sellers' Representative all information, document requests and responses, proposed notices of deficiency, notices of deficiency, revenue agent's reports, protests, briefs, petitions and any other notices or documents relating to such Seller Tax Issue promptly upon receipt from, or in advance of submission to (as the case may be), the relevant taxing authority or courts; (v) Buyer agrees to conduct all Proceeding or the pursuit of any Refunds involving a Seller Tax Issue diligently and in good faith and to take Seller's interests into account and (vi) Buyer shall not discriminate against any Seller Tax Issue as compared to any other proposed adjustments or claims for Refund.

            (g) Cooperation on Tax Matters. The Buyer, the Company, the Subsidiaries and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of all Tax Returns (including any amended Tax Return or claim for Refund) and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include: (i) the Buyer's filing, or causing to be filed, any amended Tax return or claim for Refund that the Sellers reasonably request to be filed with respect to the Company or the Subsidiaries for any taxable period beginning on or before the Closing Date; and (ii) the retention and the provision of records and information reasonably relevant to any such audit, litigation or other proceeding, and the provision of powers of attorney, provided, however, that the party retaining such records may destroy such records after five (5) years with the consent of the other party (and if such other party does not consent, such other party shall pay the costs of delivering such records to such other party and the costs of further retention). The Buyer and the Sellers further agree to use commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.

            (h) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to the Company and the Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and the Subsidiaries shall not be bound thereby or have any liability thereunder.

            (i) Tax Refunds. All refunds of federal, state, local or foreign Taxes of the Company or the Subsidiaries shall be for the Buyer's account, provided, however, that any refunds of federal, state, local or foreign Taxes of the Company or the Subsidiaries for which Sellers are liable under this Section
6.8 or Article IX hereof and that are received by the Company prior to the Expiration Date, shall be added to the Indemnification Escrow Fund. For purposes of this Agreement, the term "Refund" shall mean the receipt of cash, an actual reduction in Tax paid and the use of an overpayment as a credit or other Tax offset by the Buyer, the Company or the Subsidiaries (or any member of an affiliated group of which the Buyer, the Company or any of the Subsidiaries is a member).

      Section 6.9 Transfer Taxes. The Sellers shall be responsible for and shall pay all stock transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes, if any, arising in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall prepare and file, and shall fully cooperate with each other party with respect to the preparation and filing of, any Tax returns and other filings relating to any such Taxes or charges as may be required.

      Section 6.10 Mutual Reasonable Best Efforts. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts, insofar as such matters are within the control of the Sellers or the Buyer, as applicable, to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      Section 6.11 Further Assurances. Each of the parties hereto, at the reasonable request of any other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      Section 6.12 Resignation of Officers and Directors. The Company shall cause each of the officers set forth on Schedule 6.12 and each member of the board of directors of the Company and the Subsidiaries, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing Date.

      Section 6.13 No Solicitation of Competing Proposals; Notice of Inquiry.

            (a) The Sellers and the Company each agree that it shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any proposed Acquisition Proposal (as defined below) and shall direct any stockholder, officer, director or employee of, or any investment banker, attorney or other advisor or representative of, it to cease and terminate such activities, discussions or negotiations. The Sellers and the Company each further agrees that it shall not, nor shall it authorize or permit any of its respective shareholders, officers, directors or employees, or any investment banker, attorney or other of its advisors or representatives to, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal, or, participate in any negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (ii) enter into any transaction other than in furtherance of the transactions contemplated by this Agreement. For purposes of this Agreement, "Acquisition Proposal" means any proposal (whether or not in writing and whether or not delivered to the Company's shareholders generally) for a merger, consolidation, purchase of assets, tender offer or other business combination involving the Company or any of the Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a material portion of the assets of the Company or any of the Subsidiaries, other than in furtherance of the transactions contemplated by this Agreement.

            (b) Subject to compliance with its obligations under confidentiality agreements existing since April 9, 2003, each of the Company and the Sellers shall promptly advise the Buyer orally and in writing of its receipt (directly or through any of its shareholders, officers, directors, employees, investment bankers, attorneys or other representatives) of any Acquisition Proposal, as well as the material terms and conditions of such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal. The Company shall not, without Buyer's prior written consent, release any third party from any confidentiality agreement.

      Section 6.14 Educational Agency Covenants of the Buyer. The parties shall use their reasonable best efforts to obtain the Required Consents and Post-Closing Educational Approvals, identified on Schedule 3.3 of this Agreement. The Buyer shall have primary responsibility for obtaining the Required Consents and the Post-Closing Educational Approvals identified on
Schedule 3.3, provided that its reasonable best efforts shall be contingent upon the full cooperation of the Sellers, including but not limited to, the obligation of Sellers to provide the Buyer with all documents, financial statements, signatures, or other information pertaining to the Sellers, the Company, or any Subsidiary that the Buyer reasonably determines is necessary in order to obtain the Required Consents or Post-Closing Educational Approvals. Prior to Closing, each party shall provide the other with (i) reasonable advance review and consultation regarding any notices or applications to be filed with any Educational Agency with respect to a Required Consent; (ii) a copy of any notice or application as filed with, or any notice received from, any Educational Agency with respect to a Required Consent; (iii) the opportunity to take part in any scheduled in-person meeting with any Educational Agency to discuss the status of any Required Consent; provided that the parties shall confer with each other in advance regarding the issues to be discussed in such meeting; and (iv) at the request of either party, the other party shall promptly provide telephonic or written updates and information on the status of the Required Consents. Following the Closing, each party shall provide the other with (w) copies of any post-Closing notices or applications filed with any Educational Agency with respect to any Post-Closing Educational Approval, reasonably promptly, but in no event later than three (3) business days after the date any such notice or application is filed; (x) copies of any post-Closing written notices from any Educational Agency with respect to a Post-Closing Educational Approval, reasonably promptly, but in no event later than three (3) business days after receipt of such notice; (y) reasonably prompt notice of any communication from an Educational Agency indicating any deficiency relating to the pre-Closing operations of the Company or any Subsidiary that would reasonably be expected to cause such Educational Agency to refuse to deliver any Post-Closing Educational Approval, with such notice to be delivered no later than two (2) business days after receipt of such communication from the Educational Agency, and with this obligation to expire after Sequoia, Eton and Ashmead receive their ED Approval Notice; and (z) at the request of either party, the other party shall promptly provide telephonic or written updates and information on the status of the Post-Closing Educational Approvals.

      Section 6.15 Buyer Responsibility for Preparing and Submitting Opening Balance Sheet. Notwithstanding anything in this Agreement to the contrary, the Buyer shall have sole responsibility for preparing and submitting any "same-day" balance sheet required to be filed with ED pursuant to 34 C.F.R. Section 600.20(h).

                                   ARTICLE VII

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

      The obligations of the Buyer under this Agreement shall be subject to the satisfaction, on or before the Closing, of each of the following conditions:

      Section 7.1 Representations and Warranties. The representations and warranties of the Sellers and the Company contained herein shall be true and accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date except where the failure of such representations and warranties to be true and accurate (individually or in the aggregate) as of the Closing Date would not have a Material Adverse Effect; and the Buyer shall have received at the Closing certificates, dated the Closing Date, (a) signed by the manager of LPP Managing Partners, L.L.C., the general partner of Lombard Pacific Partners, L.P., a manager of LNA Managing Partners, L.L.C., the general partner of Lombard, as well as each of the other Sellers to such effect and (b) signed by the president or a vice president of the Company to such effect. For purposes of determining whether a Material Adverse Effect has occurred, (i) all references to "material," "materiality" or "Material Adverse Effect" contained in any of the Company's or the Sellers' representations and warranties shall be disregarded, and (ii) any disclosures made pursuant to Section 6.3(a) of a breach of any representation, warranty, covenant or obligation of the Sellers or the Company shall not be a qualification to the original representation, warranty, covenant or obligation.

      Section 7.2 Performance. The Sellers and the Company shall have performed and complied, in all material respects, with all agreements, obligations and conditions required to be performed or complied with by them on or prior to the Closing; and the Buyer shall have received at the Closing certificates, dated the Closing Date, (a) signed by the manager of LPP Managing Partners, L.L.C., the general partner of Lombard Pacific Partners, L.P., a manager of LNA Managing Partners, L.L.C., the general partner of Lombard, as well as each of the other Sellers to such effect and (b) signed by the president or a vice president of the Company to such effect.

      Section 7.3 No Material Adverse Change. During the period from the date of this Agreement to the Closing Date there shall not have occurred a Material Adverse Change.

      Section 7.4 No Legislation. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government, other governmental or regulatory agency or authority which would prevent the consummation of the transactions contemplated hereby.

      Section 7.5 No Injunction. There shall not be in effect any preliminary or permanent injunction or other order issued by any state or federal court which prevents the consummation of the transactions contemplated hereby.

      Section 7.6 Corporate Authorization. All corporate action necessary to authorize (i) the execution, delivery and performance by the Company and the Sellers of this Agreement and (ii) the consummation of the transactions contemplated hereby shall have been obtained by the Company and the Sellers.

      Section 7.7 Regulatory Approvals. The Buyer shall have received the Required Consents set forth on Schedule 3.3.

      Section 7.8 Opinion of Counsel to Company. The Buyer shall have received an opinion with respect to the Company of Allen Matkins Leck Gamble & Mallory LLP as the Company's counsel, in the form attached hereto as Exhibit E.

      Section 7.9 Opinion of Counsel to Lombard. The Buyer shall have received an opinion with respect to Lombard of Pillsbury Winthrop LLP as Lombard's counsel, in the form attached hereto as Exhibit F.

      Section 7.10 Payoff Letters. The Buyer shall have received evidence reasonably satisfactory to it that upon payment by it of the Indebtedness as provided in Section 1.5(b), the Indebtedness will be paid in full and concurrently with such payment all related liens shall be released. The Sellers agree that upon payment of the Indebtedness as provided herein, none of the Buyer, the Company or any of the Subsidiaries shall have any obligations to the Sellers or any Affiliates of the Sellers with respect to the Indebtedness.

      Section 7.11 Termination of Agreements. The Buyer shall have received evidence reasonably satisfactory to it that effective upon the Closing the agreements set forth on Schedule 7.11 shall each have terminated with no further obligations of the Company or the Subsidiaries under any such agreement.

      Section 7.12 Releases. The Buyer shall have received releases, in the form of Exhibit I, from each of the Sellers.

      Section 7.13 Resignation Letters. The Buyer shall have received evidence satisfactory to it of the resignations contemplated by Section 6.12.

      Section 7.14 Non-Solicitation Agreement. The Buyer and each of Lombard, Calvert, Years, Hehmeyer, Mr. Rerucha and Mrs. Rerucha shall have entered into a Non-Solicitation Agreement, substantially in the form attached hereto as Exhibit C.

      Section 7.15 Escrow Agreement. The Sellers' Representative and the Escrow Agent shall have entered into an escrow agreement (the "Escrow Agreement"), substantially in the form attached hereto as Exhibit D.

      Section 7.16 Termination of Benefit Plans. On or before the Closing, the Company and the Subsidiaries, as applicable, shall adopt resolutions to terminate those of its Benefit Plans requested in writing by Buyer to be terminated, in accordance with the terms of such Benefit Plans including its 2002 Stock Incentive Plan and each of its 401(k) savings plans. Such resolutions shall take effect not later than immediately prior to the Closing.

      Section 7.17 2002 Tax Returns. On or before the Closing, the Company shall have filed the federal and state income Tax returns required to be filed (without giving effect to any extensions) by the Company and the Subsidiaries for the year ended December 31, 2002.

      Section 7.18 Termination of UCC Financing Statements. On or prior to the Closing, all UCC financing statements applicable to the Company and the Subsidiaries or any of their assets other than those UCC Financing Statements set forth on Schedule 7.18 shall have been terminated.

      Section 7.19 Waiver of Conditions. Notwithstanding the failure of any one or more of the foregoing conditions, the Buyer may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions upon delivery of a written waiver by the Buyer of such conditions.

                                  ARTICLE VIII

       CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SELLERS' OBLIGATIONS

      The obligations of the Company and the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing, of each of the following conditions:

      Section 8.1 Representations and Warranties. The representations and warranties of the Buyer contained herein shall be true and accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date except where the failure of such representations and warranties to be true and accurate (individually or in the aggregate) as of the Closing Date would not have a material adverse effect on the Buyer; and the Company and the Sellers shall have received at the Closing a certificate, dated the Closing Date, signed by the president or a vice president of the Buyer to such effect. For purposes of determining whether a material adverse effect on the Buyer has occurred, (i) all references to "material" or "materiality" contained in any of the Buyer's representations and warranties shall be disregarded, and (ii) any disclosures made pursuant to Section 6.3(b) of a breach of any representation, warranty, covenant or obligation of the Buyer shall not be a qualification to the original representation, warranty, covenant or obligation.

      Section 8.2 Performance. The Buyer shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing and the Company and the Sellers shall have received at the Closing a certificate, dated the Closing Date, signed by the president or a vice president of the Buyer to such effect.

      Section 8.3 No Injunction. There shall not be in effect any preliminary or permanent injunction or other order issued by any state or federal court which prevents the consummation of the transactions contemplated hereby.

      Section 8.4 No Legislation. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government, other governmental or regulatory agency or authority which would prevent the consummation of the transactions contemplated hereby.

      Section 8.5 Opinion of Counsel to Buyer. The Sellers shall have received an opinion of O'Melveny & Myers LLP as Buyers' counsel, in the form attached hereto as Exhibit G.

      Section 8.6 Corporate Authorization. All corporate action, necessary to authorize (i) the execution, delivery and performance by the Buyer of this Agreement and (ii) the consummation of the transactions contemplated hereby by the Buyer shall have been obtained by the Buyer.

      Section 8.7 Payment of Indebtedness. Lombard and Mr. and Mrs. Rerucha shall have received payment in full of all Indebtedness of the Company to them.

      Section 8.8 Escrow Agreement. The Buyer and the Escrow Agent shall have entered into the Escrow Agreement.

      Section 8.9 Waiver of Conditions. Notwithstanding the failure of any one or more of the foregoing conditions, the Sellers may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions upon delivery of a written waiver by the Sellers' Representative of such conditions.

                                   ARTICLE IX

                                 INDEMNIFICATION

      Section 9.1 Survival of Representations and Warranties. The parties' respective representations, warranties, covenants and obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date and continue until 5:00 p.m., California time, on the date which is 24 months after the Closing Date (the "Expiration Date"), except for (i) the representations, warranties, covenants and obligations of the parties under Sections 2.1 and 2.2, which representations, warranties, covenants and obligations shall survive until the end of the relevant statute of limitations period, and (ii) if a claim for indemnification under this Article IX is made on or before the expiration of the representation, warranty, covenant or obligation to which the claim relates, then the indemnification obligation of the Indemnifying Party pursuant to this Article IX as well as the underlying representation, warranty, covenant or obligation shall survive, solely for purposes of resolving such claim, until the liability for such claim is finally determined; provided, that the parties shall not be allowed to seek indemnification for any breaches of such surviving representation, warranty, covenant or obligation which arise after the Expiration Date.

      Section 9.2 Indemnification of the Sellers.

            (a) Subject to the limitations set forth herein, from and after the Closing the Buyer shall indemnify and hold harmless the Sellers (and their respective directors, officers, employees, agents, Affiliates, partners, successors, and assigns) from and against any and all Losses arising out of or incurred with respect to (i) the failure of any or all of the Buyer's representations and warranties in Article IV of this Agreement to be true and accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, (ii) the breach or nonperformance of any covenant or obligation to be performed by the Buyer hereunder or under any agreement executed in connection herewith, or (iii) any matter arising out of
(A) the operation of the Company's or the Subsidiaries' business after the Closing and (B) the Buyer's actions or omissions with respect to the Company or the Subsidiaries after the Closing; provided, that Buyer shall not be obligated to indemnify any Seller pursuant to Section 9.2(a)(iii) above to the extent that such Seller continues as an employee of the Company or any of the Subsidiaries after the Closing and the indemnifiable matter arose out of such Seller's action or omission; provided further, that the Buyer's obligation to indemnify Sellers shall not prevent Buyer from seeking indemnification from Sellers pursuant to the terms of this Article IX.

            (b) In the event that the Sellers propose to make any claim for indemnification pursuant to this Article IX, the Sellers shall promptly deliver on or prior to the Expiration Date and within a reasonable time of discovery of the breach of or nonperformance of any representation, warranty, covenant or obligation to be performed under this Agreement, a certificate signed by the Sellers' Representative (the "Claim Certificate") to the Buyer, which Claim Certificate shall

(A) state that the Sellers have paid or properly accrued Losses and specifying an aggregate amount thereof, (B) specify in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related and to the extent known a reasonable summary of the facts underlying the claim, and (C) describe in reasonable detail all insurance policies which may cover such Losses and the amount of insurance proceeds received or receivable by the Sellers in connection with such Losses.

            (c) The Buyer shall deliver to the Sellers' Representative an amount equal to the Losses set forth in the Claim Certificate within twenty (20) days of receipt thereof (less any insurance proceeds received or receivable by the Sellers, net of all direct collection expenses), unless the Buyer shall object in a written statement to the claim or claims made in the Claim Certificate, and such statement shall have been delivered to the Sellers' Representative prior to the expiration of such twenty (20) day period. If any insurance proceeds receivable are identified in such Claim Certificate, an amount equal to the difference between such insurance proceeds receivable and the amount actually received by the Sellers (net of all direct collection expenses) shall be delivered by the Buyer to the Sellers' Representative within twenty (20) days following (i) a certificate signed by Sellers' Representative certifying that Sellers' Representative sought full recovery under applicable insurance policies as required by Section 9.4(c) and (ii) a written explanation of payments made by the Sellers' insurance carrier or denial of such coverage in respect of the matters described in the Claim Certificate.

            (d) (A) In case the Buyer shall object in writing to any claim or claims made in any Claim Certificate, the Buyer and the Sellers' Representative shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Buyer and the Sellers' Representative should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the Buyer shall deliver to the Sellers' Representative the amount set forth in such memorandum in accordance with the terms thereof.

                  (B) If no such agreement can be reached after good faith negotiation, either the Buyer or the Sellers' Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. The Buyer and the Sellers' Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience; provided, that if the Buyer and the Sellers' Representative are able to agree upon the choice of one arbitrator, such unresolved matters shall be decided by such arbitrator and all references in this Article IX to "arbitrators" shall be replaced with the term "arbitrator" (as a reference to such single arbitrator). The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent of a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Claim Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The arbitrators shall not award less than any amount of losses conceded by the Buyer as being properly payable nor any amount in excess of the total losses sought by the Sellers' Representative, and shall in no event award punitive damages.

                  (C) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California, under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc.

                  (D) The fees of the arbitration or arbitrators shall initially be advanced equally by the Buyer and the Sellers' Representative. Upon final resolution of such matter, the substantially non-prevailing party (which shall be the party whose proposal on the disputed claim referred to for binding arbitration was furthest, in the aggregate for all such disputed matters, from the arbitrators' final resolution of such claim) shall reimburse the other party for the arbitration fees initially advanced by the other party. Fees to be paid by the Sellers or advanced by the Sellers' Representative shall be paid or reimbursed from the Indemnification Escrow Fund.

            (e) Prior to the Closing, the Sellers shall not be limited by this
Article IX in exercising legal and equitable rights and remedies which may be available with respect to any inaccuracy or breach in any representation, warranty, covenant or obligation of the Buyer contained in this Agreement or in any instrument delivered by the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

      Section 9.3 Indemnification of the Buyer.

            (a) Subject to the limitations set forth herein, from and after the Closing each of the Sellers agrees to, jointly and severally, indemnify and hold harmless the Buyer (and its directors, officers, employees, agents, Affiliates, successors, and assigns) from and against any and all Losses arising out of or incurred with respect to (i) the failure of any or all of the Company's representations and warranties in Article III of this Agreement to be true and accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, or (ii) the breach or nonperformance of any covenant or obligation to be performed by the Company hereunder or under any agreement executed in connection herewith; provided, that the Sellers shall have no obligation to indemnify the Buyer for the Buyer's failure to obtain the Required Consents unless such failure was directly caused by the affirmative action or omission of the Sellers; provided, further, that the Sellers' obligation to indemnify the Buyer pursuant to this Section 9.3(a) shall not prevent the Sellers from seeking indemnification from the Buyer pursuant to the terms of this Article IX.

      (b) Subject to the limitations set forth herein, each of the Sellers, severally and not jointly, shall indemnify and hold harmless the Buyer (and its directors, officers, employees, agents, Affiliates, successors, and assigns) from and against any and all Losses arising out of or incurred with respect to
(i) the failure of any or all of such Seller's representations and warranties in
Article II of this Agreement to be true and accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, or (ii) the breach or nonperformance of any covenant or obligation to be performed by such Seller hereunder or under any agreement executed in connection herewith; provided, that such Seller's obligation to indemnify the Buyer pursuant to this Section 9.3(b) shall not prevent such Seller from seeking indemnification from the Buyer pursuant to the terms of this Article IX.

      (c) Notwithstanding the provisions of Sections 9.3(a) and 9.3(b), the Sellers shall have no liability under Section 9.3(a) until Officer's Certificates identifying Losses which exceed the following amounts have been delivered to the Escrow Agent: (A) the aggregate of all Losses arising out of any single breach or liability exceeds one hundred fifty thousand dollars ($150,000) and (B) the aggregate of all Losses arising out of all matters set forth in Section 9.3(a) exceeds seven hundred fifty thousand dollars ($750,000) and then only to the extent that such Losses exceed three hundred thousand dollars ($300,000); provided, that the Buyer may pursue indemnification from the Sellers in respect of breaches of the representations and warranties contained in Section 3.16 without regard to such limitations. With respect to Losses described in Section 9.3(a), prior to the Expiration Date, the Buyer may recover Losses from the Indemnification Escrow Fund (subject to the limitations of this Section 9.3(c)), without any requirement to apportion such recovery among the Sellers.

      (d) Notwithstanding the provisions of Sections 9.3(a) and (b), the Sellers shall have no liability under Section 9.3(b) until Officer's Certificates identifying Losses which exceed the following amounts have been delivered to the Escrow Agent: (A) the aggregate of all Losses arising out of any single breach or liability exceeds seventy-five thousand dollars ($75,000) and (B) the aggregate of all Losses arising out of all matters set forth in Section 9.3(b) exceeds three hundred seventy-five thousand dollars ($375,000) and then only to the extent that such Losses exceed one hundred fifty thousand dollars ($150,000); provided, that the Buyer may pursue indemnification from the Sellers in respect of breaches of the representations and warranties contained in Sections 2.1, 2.2 and 2.5 without regard to such limitations. With respect to Losses described in Section 9.3(b), prior to the Expiration Date, the Buyer may recover up to an aggregate amount equal to each Seller's pro-rata portion of the Indemnification Escrow Amount (which shall be calculated by multiplying the Indemnification Escrow Amount by the Fraction for such Seller) for Losses related to any breach by such Seller of its individual representations, warranties, covenants and obligations contained in this Agreement.

      (e) The adoption and approval of this Agreement by the Sellers shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation, the placement of the Adjustment Escrow Amount and the Indemnification Escrow Amount in escrow. At the Closing, following the Buyer's deposit of the Adjustment Escrow Amount and Indemnification Amount with the Escrow Agent, the Sellers will be deemed to have received and deposited with the Escrow Agent the Adjustment Escrow Amount and the Indemnification Escrow Amount, without any act of any Seller, and the deposit of the Indemnification Escrow Amount shall constitute an escrow fund (the "Indemnification Escrow

Fund"). The Indemnification Escrow Amount shall be available to compensate the Buyer for any Losses pursuant to the terms of this Article IX and the terms of the Escrow Agreement.

            (f) All claims for indemnification made by Buyer under this Section
9.3 shall be satisfied from the Indemnification Escrow Fund pursuant to the terms of the Escrow Agreement; provided, however, after the earlier to occur of the exhaustion of the Indemnification Escrow Fund and the Expiration Date, all claims for indemnification made by Buyer for breaches of the representations and warranties contained in Sections 2.1 and 2.2 shall be made against the breaching Seller individually. The maximum aggregate liability for all Sellers under this Agreement shall be limited to (i) the amount of the Indemnification Escrow Fund for any breach of the Company's representations, warranties, covenants and obligations in this Agreement, (ii) each Seller's Fraction of the Indemnification Escrow Fund for such Seller's breach of its representations, warranties, covenants and obligations in this Agreement (other than Sections 2.1, 2.2 and 2.5) and (iii) each Seller's Fraction of the Purchase Price (less such Seller's Fraction of any amounts paid to the Buyer out of the Adjustment Escrow Amount or Indemnification Escrow Amount) for Losses related to any breach of such Seller's representations, warranties, covenants and obligations contained in Sections 2.1, 2.2 and 2.5.

            (g) Prior to the Closing, the Buyer shall not be limited by this
Article IX in exercising legal and equitable rights and remedies which may be available with respect to any inaccuracy or breach in any representation, warranty, covenant or obligation of the Sellers or the Company contained in this Agreement or in any instrument delivered by the Sellers or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby.

      Section 9.4 Additional Indemnity Provisions. The indemnification obligations of the Buyer and the Sellers hereunder shall be subject to the following terms and conditions:

            (a) Except for claims against the Sellers arising under this Agreement, the Buyer shall not assert and shall cause the Company, the Subsidiaries and their Affiliates not to assert any claims against any present or former director or officer, of the Sellers, for or with respect to any matter relating to the Company or the Subsidiaries prior to Closing.

            (b) The right of the parties after the Closing to assert indemnification claims and receive indemnification payments pursuant to this
Article IX and pursuant to the Escrow Agreement shall be the sole and exclusive right and remedy exercisable by the parties with respect to any inaccuracy or breach in any representation, warranty, covenant or obligation contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby. Notwithstanding the foregoing, the limitations set forth in Sections 9.3 and this Section 9.4 shall not apply to (i) Losses of the Sellers arising out of fraud of the Buyer or (ii) Losses of the Buyer arising out of the fraud of the Sellers; provided, that the Buyer may only seek additional indemnification from the individual Seller that perpetrated such fraud.

            (c) The term "Loss" or "Losses" shall mean any and all liabilities, judgments, penalties, fines, losses, present value of any permanent tax loss pursuant to a Final Determination, damages (other than consequential or incidental damages) and reasonable costs and expenses, including but not limited to, reasonable attorneys' fees and accounting fees and related disbursements. For purposes of determining the "present value of any permanent tax loss," the parties agree as follows: (i) the relevant discount rate shall be twelve percent (12%) per annum, (ii) the combined federal and state income tax rate of the Buyer shall be assumed to equal thirty-eight percent (38%), and (iii) the Buyer will be conclusively presumed to be able to use all of the Company's net operating losses in the fifth year following the year in which the Closing Date occurs, notwithstanding any 382, SRLY or other, similar, limitation. A "permanent tax loss" shall mean a federal and state reduction in a net operating loss of the Company solely to the extent such reduction is not offset by increased depreciation, amortization or other item of loss or deduction or by decreased income or gain (or other, in each case, similar adjustments) in any subsequent tax period. The amount of any Loss subject to indemnification hereunder or of any claim therefor shall be calculated net of any insurance proceeds (net of direct collection expenses) received or receivable by the Indemnified Party on account of such Loss. The Indemnified Party shall seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder, and the Buyer and the Company shall not terminate or cancel (and the Company shall cause the Subsidiaries not to terminate or cancel) any insurance policies in effect for periods prior to the Closing; provided, that the Buyer, the Company and the Subsidiaries may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable. In the event that an insurance recovery is made by an Indemnified Party or any of their Affiliates with respect to any Loss for which any such Indemnified Party has been indemnified hereunder, then (i) a refund equal to the aggregate amount of the recovery (net of all direct collection expenses) shall be made promptly to the Indemnifying Party (which in the event that one or more Sellers is the Indemnifying Party, the refund shall be made to the Sellers' Representative (on behalf of the Sellers)), or (ii) if the Loss has not yet been determined or paid by the Indemnified Party, the Indemnifying Party's indemnification obligation in respect of the Loss shall be reduced by the aggregate amount of the insurance recovery (net of all direct collection expenses). The amount of a Loss with respect to which the Indemnified Party is to be indemnified pursuant to this
Article IX initially shall be determined without regard to any Tax benefit. However, to the extent that the Indemnified Party recognizes a Tax benefit with respect to any payment for Losses made hereunder (a "Tax Benefit"), the party claiming indemnification under this Agreement (the "Indemnified Party") shall pay to the party from whom indemnification is sought (the "Indemnifying Party") the amount of such Tax Benefit (but not in excess of the indemnification payment or payments actually received from the Indemnifying Party with respect to such Losses) at such time or times as and to the extent that the Indemnified Party or any Affiliate of such Indemnified Party actually realizes such Tax Benefit through a Refund, calculated by computing the amount of Taxes before and after inclusion of any Tax items attributable to such Losses for which indemnification was made and treating such Tax items as the last items claimed for any taxable period; provided that, if any subsequent Tax adjustments are made relating to the Indemnified Party for any taxable period as a result of or in settlement of any audit, other administrative proceeding that results in any change in the amount of any Tax Benefit to the Indemnified Party, appropriate payments will be made between the Indemnifying Party and the Indemnified Party to properly reflect such adjustment amount. The Buyer and the Company, on the one hand, and Sellers, on the other hand, agree to provide the other or its designated representatives with assistance and such documents and records reasonably requested by them that are relevant to their ability to determine when an amount is payable to, or receivable from, the other party pursuant to this Section 9.4(c), including copies of Tax returns, estimated tax payments, schedules, and related supporting documents. Nothing herein contained shall affect a party's legal duty to mitigate damages.

            (d) For the purposes of determining whether there has been a breach or an inaccuracy in respect of any representation, warranty, covenant or obligation for the purpose of indemnification under this Article IX and the Escrow Agreement, all claims for Losses arising out of the same facts or events resulting in such inaccuracy or breach shall be treated as a single claim.

            (e) To the extent that the Indemnifying Party has satisfied any claim for indemnification hereunder, the Indemnifying Party shall be subrogated to all rights of the Company, the Subsidiaries or any other Indemnified Party against any Person to the extent of the Losses that relate to such claim. Any Indemnified Party shall, upon written request by the Indemnifying Party following the discharge of such claim, execute an instrument reasonably necessary to evidence such subrogation rights.

            (f) Any payments made as indemnification under Sections 9.2 or 9.3 shall be considered adjustments to the Purchase Price.

            (g) Notwithstanding anything to the contrary in this Article IX, neither the Sellers, the Company, nor the Buyer shall be deemed to have breached any representation or warranty or any of the covenants or obligations contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11, 6.14 or 6.15 if (i)
the Sellers' Representative shall have notified the Buyer pursuant to Section 6.3(a) or the Buyer shall have notified the Sellers' Representative pursuant to
Section 6.3(b), as the case may be, in writing, on or prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of, or inaccuracy in, such representation, warranty, covenant or obligation and (ii) the party or parties receiving such notice have permitted the Closing to occur, in which case such party shall be deemed to have waived such breach or inaccuracy.

            (h) For purposes of determining whether a Loss has occurred and its amount, all references to "material" or "materially" contained in any of the Company, the Sellers' or the Buyer's representations and warranties shall be disregarded.

      Section 9.5 Defense of Third Party Claims and Extension of Statute of Limitations.

            (a) The Indemnifying Party shall have the right in its discretion and at its expense to participate in and control (i) the defense or settlement of any claim, suit, action or proceeding (including appeals) in respect of such item (or items) by any Person (but excluding any matter described in Section 6.8(f)) other than the Indemnified Party (a "Third Party Claim"), subject to the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) and (ii) any and all negotiations with respect thereof, and the Indemnified Party shall not settle any such Third Party Claim or agree to extend any applicable statute of limitation without the prior written approval of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed); provided, that the Indemnifying Party must admit that such Third Party Claim is indemnifiable pursuant to this Article IX. If the Indemnifying Party does not provide an admission that such Third Party Claim is indemnifiable pursuant to this Article IX, the Indemnified Party may (in its sole discretion) elect to control the defense of such Third Party Claim or permit the Indemnifying Party to control the defense of such Third Party Claim. If the Indemnifying Party does not provide an admission that such Third Party Claim is indemnifiable pursuant to this Article IX and the Indemnified Party permits the Indemnifying Party to control the defense of such Third Party Claim, any legal or other expenses reasonably incurred by the Indemnified Party not otherwise paid by the Indemnifying Party pursuant to Section 9.5(b), shall be considered a Loss subject to indemnification pursuant to this Article IX if the underlying Third Party Claim results in an indemnifiable Loss. If the Indemnified Party elects to control the defense of such Third Party Claim (which, unless the Third Party Claim results in an indemnifiable Loss, shall be at the expense of the Indemnified Party), the Indemnified Party shall jointly consult and proceed with the Indemnifying Party with respect to such Third Party Claim. The Indemnified Party will provide the Indemnifying Party with reasonable assistance with respect to such Third Party Claim; provided, that the Indemnifying Party shall promptly reimburse the Indemnified Party for all of its reasonable out-of-pocket expenses and reasonable attorneys' fees incurred in connection with such assistance.

            (b) After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, unless (x) the Indemnifying Party did not provide an admission that the Third Party Claim was indemnifiable and (y) the underlying Third Party Claim results in an indemnifiable Loss, the Indemnifying Party shall not be liable to the Indemnified Party under this Article IX for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any Indemnified Party shall have the right to employ separate counsel in any such claim or action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party receives an opinion of Indemnified Party's counsel that there is a conflict of interest within the meaning of California Civil Code Section 2860 between the Indemnifying Party and the Indemnified Party with respect to the defense of the Third Party Claim,
(iii) the Indemnifying Party has failed to assume the defense of such claim or action or (iv) the subject matter of the claim involves an attempt by the claimant to restrain or enjoin the Company or the Subsidiaries from engaging in their respective ongoing businesses (as opposed solely to the payment of money damages).

            (c) Notwithstanding anything to the contrary in this Section 9.5, should any claim hereunder involve a situation where the Indemnified Party reasonably anticipates that part of the claim will be borne by it and part of the claim will be borne by the Indemnifying Party due to the existence of the limitation amounts in Section 9.3, the parties shall jointly consult and proceed as to any such claim.

      Section 9.6 Disclaimer of Implied Warranties. It is the explicit intent and understanding of each party hereto that no party hereto or any of such party's Affiliates, representatives or agents is making any representations or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement, and no party hereto is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party hereto or such other party's Affiliates, representatives or agents, except for the representations and warranties set forth in this Agreement. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING ANY FINANCIAL PROJECTIONS OR BUDGETS, INCLUDING WITHOUT LIMITATION THOSE PROJECTIONS AND BUDGETS

CONTAINED IN THE COMPANY'S CONFIDENTIAL DESCRIPTIVE MEMORANDUM DATED SPRING 2003 AND PREPARED BY BANC OF AMERICA SECURITIES).

                                   Article X

                           TERMINATION AND ABANDONMENT

      Section 10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the
Closing:

            (a) by mutual consent of the Sellers' Representative, the Company and the Buyer; or

            (b) by the Buyer, the Sellers' Representative or the Company at any time after August 15, 2003 if the Closing shall not have occurred and the party seeking termination (which shall mean Sellers and the Company in the event that Sellers' Representative or the Company seeks to terminate this Agreement) is not in material violation or breach of Sections 5.1, 5.2, 6.1, 6.4, 6.10, 6.11 or
6.13 as a result of the affirmative action or omission of such party; or

            (c) by the Buyer or the Sellers' Representative if there has been a material violation or breach by the other of its representations, warranties, covenants or obligations contained in this Agreement and the party seeking termination (which shall mean Sellers and the Company in the event that Sellers' Representative or the Company seeks to terminate this Agreement) is not in material violation or breach of its representations, warranties, covenants or obligations contained in this Agreement.

      Section 10.2 Procedure Upon Termination. In the event of termination and abandonment by the Sellers' Representative, the Company or the Buyer, or all of them, pursuant to this Article X, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and be abandoned without further action by the Buyer, the Company or the Sellers. If this Agreement is terminated as provided herein:

            (a) each party will redeliver (or destroy pursuant to Section 6.2) all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the parties furnishing the same; and

            (b) no party hereto shall have any liability or further obligation to perform its respective obligations under this Agreement, except as provided in Section 6.2 with respect to the confidentiality obligations of the parties and Section 11.6 with respect to expenses (each of which shall survive the termination of this Agreement); provided, however, that nothing in this Section
10.2 shall limit legal or equitable rights and remedies which any party may have by reason of any breach or violation of this Agreement by any other party.

                                   Article XI

                            MISCELLANEOUS PROVISIONS

      Section 11.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of each of the Buyer, the Sellers' Representative (on behalf of the Sellers) and the Company.

      Section 11.2 Waiver of Compliance. Any failure of any party to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party to whom such obligation is owed, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      Section 11.3 Notices. All notices, requests, consents and other communications hereunder shall be deemed given: (i) when delivered if delivered personally (including by courier); (ii) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (iv) upon receipt of a confirmed transmission, if sent by telex, telecopy or facsimile transmission, in each case to the parties at the following addresses or to other such addresses as may be furnished in writing by one party to the others:

            (a) if to the Sellers or the Sellers' Representative to:

         c/o Lombard North American Partners, L.P.
         600 Montgomery Street, 36th Floor
         San Francisco, California 94111
         Facsimile: (415) 397-5820
         Attention:  Matthew J. Taylor, Managing Director

         with a copy to:

         Pillsbury Winthrop LLP
         50 Fremont Street
         San Francisco, CA  94105
         Facsimile: (415) 983-1200
         Attention:  Gregg F. Vignos, Esq.

            (b) if to the Buyer to:

         Corinthian Colleges, Inc.
         6 Hutton Centre Drive, Suite 400
         Santa Ana, California  92707
         Facsimile: (714) 427-3013
         Attention:  David Moore
         with a copy to:

         O'Melveny & Myers LLP
         610 Newport Center Drive, Suite 1700
         Newport Beach, California 92660
         Facsimile: (949) 823-6994
         Attention:  David A. Krinsky, Esq.

      Section 11.4 Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other parties. Nothing contained herein, express or implied, is intended to confer on any Person other than the parties hereto or their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Except as otherwise expressly provided herein, nothing contained herein shall be deemed to give rise to any personal obligation of any of the directors, officers or principals of any of the parties hereto, by reason of any breach or violation of any of the provisions hereof or otherwise.

      Section 11.5 Entire Agreement. This Agreement, including the other documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      Section 11.6 Expenses. Except as otherwise expressly provided herein, each party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein; provided that all sales taxes, transfer and notarial fees and taxes and the like, if any, arising from the purchase of the Stock shall be paid by the Sellers. Each Seller shall bear its Fraction of the aggregate expenses of the Sellers and the Company, including but not limited to, legal fees and expenses associated with the transactions contemplated by this Agreement and the fees and expenses of Banc of America Securities LLC. The Company may pay all or part of such expenses on or prior to the Closing and the Sellers' Representative may deduct each Seller's share of any remaining amount of such expenses and any other anticipated obligations of the Sellers with respect to this Agreement from any amount otherwise payable to such Sellers hereunder.

      Section 11.7 Press Releases and Announcements. No press release related to this Agreement or the transactions contemplated herein, or other announcement to the employees, customers, or suppliers of the Company, will be issued without the joint approval of the Buyer and the Sellers' Representative, except as otherwise advisable or required by applicable law, rule or regulation (provided the party issuing a press release has first consulted with the other party and taken into account its reasonable concerns, if any), including but not limited to the rules of the New York Stock Exchange or Nasdaq, as determined in the opinion of such disclosing party's counsel.

      Section 11.8 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of California to be applied.

      Section 11.9 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      Section 11.10 Jurisdiction; Service of Process. The parties hereto consent to personal jurisdiction in San Francisco, California and agree that the exclusive venue and place of trial for the resolution of any disputes arising in connection with the interpretation or enforcement of this Agreement shall be in the United States District Court for the Northern District of California. The parties hereby consent to process being served in any suit, action or proceeding instituted in connection with this Agreement by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested to the relevant party at its address set forth in Section 11.3 of this Agreement. The parties irrevocably agree that such service shall be deemed in every respect effective service of process upon the relevant party(s) in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon such party(s). Nothing in this paragraph shall affect the right of a party to serve process in any manner otherwise permitted by law.

      Section 11.11 Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

      Section 11.12 No Third Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the parties hereto, and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement, except as otherwise contemplated by Section 11.4.

      Section 11.13 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that, in addition to any other remedy to which such party may be entitled at law or in equity, they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement, the terms and provisions hereof.

      Section 11.14 Sellers' Representative.

            (a) By the execution and delivery of this Agreement, each of the Sellers hereby irrevocably constitutes and appoints Lombard Investments, Inc. as the true and lawful agent and attorney-in-fact (the "Sellers' Representative") of the Sellers with full power of substitution to act in the name, place and stead of the Sellers with respect to the transfer of the Stock owned by the Sellers to the Buyer in accordance with the terms and provisions of this Agreement, and to act on behalf of the Sellers in any litigation or arbitration involving this Agreement, do or refrain from doing all such further acts and things, and execute all such documents as the Sellers' Representative shall deem necessary or appropriate in connection with the transaction contemplated by this Agreement, including, without limitation, the power:

            (i) to act for the Sellers with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of the Sellers and to transact matters of litigation;

            (ii) to execute and deliver all ancillary agreements, certificates and documents that the Sellers' Representative deems necessary or appropriate in connection with the consummation of the transaction contemplated by this Agreement;

            (iii) to enter into (pursuant to Section 11.1) one or more amendments to this Agreement or to waive (pursuant to Section 11.2) the failure of Buyer to comply with any obligation, covenant, agreement or condition contained herein;

            (iv) to receive funds and give receipts for funds, including in respect of any adjustments to the Purchase Price;

            (v) to enter into the Escrow Agreement and take all actions contemplated to be taken by the Sellers' Representative thereunder;

            (vi) to do or refrain from doing any further act or deed on behalf of the Sellers that the Sellers' Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as the Sellers could do if personally present; and

            (vii) to receive service of process in connection with any claims under this Agreement.

            (b) The appointment of the Sellers' Representative shall be deemed coupled with an interest and shall be irrevocable, and the Buyer and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Sellers' Representative in all matters referred to herein. All notices required to be made or delivered by the Buyer to either of the Sellers shall be made to the Sellers' Representative for the benefit of such Seller and shall discharge in full all notice requirements of the Buyer to the Sellers with respect thereto. The Sellers hereby confirm all that the Sellers' Representative shall do or cause to be done by virtue of its appointment as the Sellers' Representative of the Sellers. The Sellers' Representative shall act for the Sellers on all of the matters set forth in this Agreement in the manner the Sellers' Representative believes to be in the best interest of the Sellers and consistent with obligations under this Agreement, but the Sellers' Representative shall not be responsible to the Sellers for any loss or damages the Sellers may suffer by the performance by the Sellers' Representative of its duties under this Agreement, other than loss or damage arising from willful violation of the law by the Sellers' Representative in connection with its duties under this Agreement. In addition, the Sellers (including Lombard) shall severally indemnify the Sellers' Representative and hold the Sellers' Representative harmless (in proportion to such Seller's Fraction) against any loss or damages arising out of or in connection with the acceptance or administration of the Sellers' Representative's duties hereunder, except any loss or damage arising from willful violation of the law by the Sellers' Representative in connection with its duties under this Agreement.

            (c) The Sellers' Representative may be changed by the Sellers from time to time upon not less than thirty (30) days' prior written notice to the Buyer; provided that the Sellers' Representative may not be removed unless holders of a two-thirds interest in the Indemnification Escrow Fund agree to such removal and to the identity of the replacement Sellers' Representative. Any vacancy in the position of Sellers' Representative may be filled by approval of the holders of a majority in interest of the Indemnification Escrow Fund.

      Section 11.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase and Sale Agreement as of the date first written above.

                                      CAREER CHOICES, INC.


                                      By:    /s/ Hamilton Oswald
                                          Name:  Hamilton Oswald
                                          Title: CFO

                                      CORINTHIAN COLLEGES, INC.


                                      By:    /s/ Anthony F. Digiovanni
                                          Name:  Anthony F. Digiovanni
                                          Title: President/COO

                                      LOMBARD NORTH AMERICAN PARTNERS, L.P.


                                      By:  LNA Managing Partners, L.L.C.,
                                           a Delaware limited liability company,
                                           its General Partner

                                          By:  Lombard/Pacific Partners, L.P., a
                                          Delaware limited partnership, its
                                          Manager

                                            By: LPP Managing Partners, L.L.C., a
                                            Delaware limited liability company,
                                            its General Partner

                                            By:      /s/ Matthew Taylor
                                                  Name:  Matthew Taylor
                                                  Title: Manager


                                               /s/ KENNETH YEARS
                                      __________________________________________
                                                   KENNETH YEARS

                                            /s/  ALEXANDER HEHMEYER
                                      __________________________________________
                                                 ALEXANDER HEHMEYER

                                                 /s/ KENNETH YEARS for
                                      __________________________________________
                                                     PAUL RERUCHA

                                                 /s/ KENNETH YEARS for
                                      __________________________________________
                                                     NANCY RERUCHA

                                                 /s/ WALLACE WRIGHT
                                      __________________________________________
                                                     WALLACE WRIGHT

                                                    /s/ LANE HART
                                      __________________________________________
                                                        LANE HART

                                                  /s/ HAMILTON OSWALD
                                      __________________________________________
                                                      HAMILTON OSWALD

                                                  /s/ KIMBERLY LOTHYAN
                                      __________________________________________
                                                      KIMBERLY LOTHYAN

                                                      /s/ GUY C. BELL
                                      __________________________________________
                                                          GUY BELL

                                                     /s/ AMY K. KUNTZ
                                      __________________________________________
                                                         AMY KUNTZ

                                                /s/ MICHAEL SHERBOURNE
                                      __________________________________________
                                                    MICHAEL SHERBOURNE

                                                   /s/ JOSEPH FILE
                                      __________________________________________
                                                       JOSEPH FILE

                                                   /s/ HOWARD JESSUP
                                      __________________________________________
                                                       HOWARD JESSUP

                                                   /s/ WILLIAM CALVERT
                                      __________________________________________
                                                       WILLIAM CALVERT

                                 SPOUSAL CONSENT

      I, PATRICIA YEARS, the spouse of KENNETH YEARS, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By:   /s/ PATRICIA YEARS
                                               Name:     PATRICIA YEARS

                                 SPOUSAL CONSENT

      I, CAROL M. HEHMEYER, the spouse of ALEXANDER M. HEHMEYER, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ CAROL M. HEHMEYER
                                               Name:   CAROL M. HEHMEYER

                                 SPOUSAL CONSENT

      I, LAURETTA WRIGHT, the spouse of WALLACE WRIGHT, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ LAURETTA M. WRIGHT
                                               Name:   LAURETTA M. WRIGHT

                                 SPOUSAL CONSENT

      I, Constance L. Hart, the spouse of Lane Hart, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ CONSTANCE L. HART
                                               Name:   CONSTANCE L. HART

                                 SPOUSAL CONSENT

      I, MARIE E. OSWALD, the spouse of HAMILTON OSWALD, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9 day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ MARIE E. OSWALD
                                               Name:   MARIE E. OSWALD

                                 SPOUSAL CONSENT

      I, MATT LOTHYAN, the spouse of KIMBERLY LOTHYAN, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ MATT LOTHYAN
                                               Name:   MATT LOTHYAN

                                 SPOUSAL CONSENT

      I, CAMIN R. BELL, the spouse of GUY BELL, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ CAMIN R. BELL
                                               Name:   CAMIN R. BELL

                                 SPOUSAL CONSENT

      I, SAMUEL J. KUNTZ, the spouse of AMY K. KUNTZ, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ SAMUEL J. KUNTZ
                                               Name:   SAMUEL J. KUNTZ

                                 SPOUSAL CONSENT

      I, ALICE SHERBURNE, the spouse of MICHAEL SHERBURNE, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ ALICE SHERBURNE
                                               Name:   ALICE SHERBURNE

                                 SPOUSAL CONSENT

      I, DIANE T. FILE, the spouse of JOSEPH E. FILE, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ DIANE T. FILE
                                               Name:   DIANE T. FILE

                                 SPOUSAL CONSENT

      I, CAROL JESSUP, the spouse of HOWARD JESSUP, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE
AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ CAROL J. JESSUP
                                               Name:   CAROL J. JESSUP

                                 SPOUSAL CONSENT

      I, VIRGINIA C. CALVERT, the spouse of WILLIAM CALVERT, hereby acknowledge and agree that I have read the foregoing STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") dated as of the 9th day of June, 2003, by and among Career Choices, Inc., a California corporation (the "Company"), Lombard North American Partners, L.P., a Delaware limited partnership, Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and Corinthian Colleges, Inc., a Delaware corporation, including the exhibits and schedules thereto, and am familiar with the terms and conditions thereof. I agree and consent to be bound by the terms and conditions of the Agreement with respect to any interest (including any community property interest) that I may have, if any, in any of the debt or equity interests of the Company or any of its subsidiaries owned by my spouse, and I consent to the execution of the Agreement (and all agreements contemplated by the Agreement) by my spouse and to the restrictions and obligations contained therein.

         Date:    June 9, 2003                 By: /s/ VIRGINIA C. CALVERT
                                               Name:   VIRGINIA C. CALVERT